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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

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iSTAR FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April 23, 2009

Dear Shareholder:

        We cordially invite you to attend our 2009 annual meeting of shareholders. We will hold the meeting at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 27, 2009 at 9:00 a.m. local time.

        At the annual meeting, we will ask our shareholders to:

        (1)   elect eight directors to the board of directors;

        (2)   consider and vote upon a proposal to approve the iStar Financial Inc. 2009 Long-Term Incentive Plan;

        (3)   consider and vote upon a proposal to approve a retention award in the form of performance-based restricted stock units for the chairman and chief executive officer;

        (4)   consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

        (5)   transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The attached proxy statement contains details of the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.

        YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT EACH OF THESE PROPOSALS IS IN iSTAR FINANCIAL INC.'S BEST INTERESTS AND THE BEST INTERESTS OF OUR SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THESE PROPOSALS.

        We cordially invite all shareholders to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,
Jay Sugarman Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation, will be held at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 27, 2009 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

        1.     To elect to the board of directors eight members to hold office until the next annual meeting of shareholders to be held in 2010. The nominees to the board are: Glenn R. August, Robert W. Holman, Jr., Robin Josephs, John G. McDonald, George R. Puskar, Dale Anne Reiss, Jay Sugarman and Jeffrey A. Weber.

        2.     To consider and vote upon a proposal to approve the iStar Financial Inc. 2009 Long-Term Incentive Plan.

        3.     To consider and vote upon a proposal to approve a retention award in the form of performance-based restricted stock units for our chairman and chief executive officer.

        4.     To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        5.     To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

        The board has fixed April 2, 2009 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock, par value $.001 per share (which includes both our regular common stock and our high performance common stock), and 8.00% Series D preferred stock at the close of business on that date will be entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009:

This proxy statement and the Annual Report to Shareholders on Form 10-K for
the year ended December 31, 2008 are available at https://www.proxydocs.com/sfi.

By Order of the Board of Directors
Geoffrey M. Dugan General Counsel, Corporate & Secretary New York, NY April 23, 2009

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April 23, 2009

To Our Shareholders:

        The attached proxy statement includes two proposals to be presented at the 2009 annual meeting relating to equity incentive awards that we want to highlight for our shareholders' special attention. These proposals to approve (1) a new 2009 Long-Term Incentive Plan and (2) a performance-based retention award of restricted stock units for our chairman and chief executive officer, and the other matters to be presented at the annual meeting, are described more fully in the attached proxy statement and we encourage you to read the proxy statement in its entirety. The information summarized here is qualified by reference to the discussion in the proxy statement.

The 2009 Long-Term Incentive Plan and Performance-Based Retention Award for Our Chairman and Chief Executive Officer

        Our board of directors recommends approval of the 2009 Long-Term Incentive Plan ("2009 Plan") and the performance-based retention award for our chairman and chief executive officer because it is crucial that we retain and motivate our senior leaders and key employees by granting long-term, performance-based equity incentive compensation, which is tied to achieving appropriate performance hurdles and vesting requirements in a manner that aligns the interests of management and our shareholders.

        In considering these proposals, we urge shareholders to consider the following factors:

  •
  We have no remaining shares available for awards under our current long-term incentive plans. The absence of an equity incentive plan will mean that, to maintain a competitive pay program, we must increase the cash compensation paid to our employees, which is contrary to our current strategic goal of preserving and enhancing our liquidity.

  •
  In particular, if the 2009 Plan is not approved, we are obligated to settle existing performance-based awards granted on December 19, 2008 in cash, rather than common stock, if the performance and vesting conditions of those awards are achieved.

  •
  We have changed the mix of compensation we pay by emphasizing performance-based equity awards in our compensation decisions. We have allocated a higher proportion of overall compensation for our executives away from annual cash bonuses and towards long-term, equity-based incentive awards. Approximately 76% of our 2008 equity incentive awards are performance-based restricted stock units, which will have value to our employees only if there is significant appreciation in the value of our common stock over the term of the awards and if the additional vesting criteria are met.

  •
  Long-term, performance-based equity incentive compensation, rather than cash, is the most effective means for retaining and motivating our executives and key employees, while assuring proper alignment with the interests of our shareholders.

  •
  The share price targets and performance conditions established under these awards represent significant appreciation in our share price over the applicable measurement periods, if they are achieved. The tables on pages 10-11 of this proxy statement illustrate the compounded annual return and total shareholder return on our common stock that would be required over the measurement periods, starting as of the dates these awards were approved by the Compensation Committee, for the share price targets or total return thresholds to be achieved.

  •
  Since July 1, 2008 through March 31, 2009, we have repurchased approximately 32.6 million shares of our common stock in open market transactions, which effectively offsets any dilution that would be created by issuing shares pursuant to awards under the 2009 Plan and the special performance-based retention award. The table on pages 11-12 of this proxy statement illustrates the potential dilution impact of these performance-based incentive awards.

Grants of Equity Awards

  •
  Our practice with respect to equity incentive awards is consistent with our overall compensation approach of emphasizing long-term, performance-based compensation, with vesting periods and/or meaningful performance conditions.

  •
  The service-based awards we have granted will vest over periods of three or more years.

  •
  The performance-based awards we have granted will vest only if performance conditions are achieved over measurement periods of up to three years and if additional service-based vesting periods of up to three years are satisfied. For all performance-based awards in which performance conditions are based on the price of our common stock, we will exclude all dates on which we have repurchased our own shares under a stock repurchase program in determining whether performance conditions have been met.

  •
  The aggregate value of the equity awards we granted for services during 2008 is significantly reduced from prior years. Despite the larger number of shares granted, as shown in the table below, the aggregate value of the equity awards granted for services during 2008 decreased from 2007 and 2006 due to the emphasis on granting performance-based awards (which are valued at a discount based on probabilities of achieving the performance conditions) and the significant decline in our share price.

  •
  The following table summarizes information regarding equity awards granted for services during the period 2006-2008. For services during 2008, we granted our year-end awards in December 2008. In prior years, year-end awards for services during the year were granted in January of the following year. For purposes of this presentation, the fair value of service-based restricted stock units is calculated by multiplying the number of units by the closing price of our common stock on the date of the award. The fair value of performance-based restricted stock units is estimated utilizing a Monte Carlo valuation model to simulate a range of possible future stock prices (see note 2 to table below).

Year of Service	Equity Awards Granted (# of Shares, in thousands)	Weighted Average Grant Date Fair Value Per Share(2)	Aggregate Value (in thousands)
2008 (Total)(1)(2)	15,356	$0.69	$10,561
2007 (Total)(2)(3)	1,554	$20.92	$32,522
2006 (Total)(4)(5)	540	$48.98	$26,466

(1)
The total equity awards granted in 2008 are comprised of the following: 10,164,000 performance-based restricted stock units granted on December 19, 2008; 3,000,000 service-based restricted stock units granted on October 9, 2008; 2,000,000 performance-based restricted stock units granted to our chairman and chief executive officer on October 9, 2008, subject to shareholder approval; and 192,000 service-based restricted stock units otherwise granted for services in 2008.

(2)
The valuation of the performance-based awards granted on December 19, 2008 of $0.31 per share was based on assumptions for a risk-free interest rate of 1.05%, expected stock price volatility of 113.13% and a $1.00 annual dividend. The valuation of the performance-based award granted on October 9, 2008 to our chairman and chief executive officer of $0.33 per share was based on assumptions for a risk-free interest rate of 1.93%, expected stock price volatility of 86.39% and a zero annual dividend. The valuation of performance-based awards granted on January 18, 2008 (for services in 2007) of $5.06 per share was based on assumptions for a risk-free interest rate of 2.39%, expected stock price volatility of 27.46% and a zero annual dividend.

(3)
Includes awards granted in January 2008 for services in 2007 and does not include awards granted in January 2007 for services in 2006.

(4)
Includes awards granted in January 2007 for services in 2006 and does not include awards granted in January 2006 for services in 2005.

(5)
Equity awards were not granted to senior executives and other officers in 2006, as those individuals purchased units under our high performance unit (HPU) program. As described elsewhere in this proxy statement, these individuals lost all of their funds invested in the 2006 HPU program.

Conclusion

        The board of directors believes that the significant shareholder returns required in order to meet the performance hurdles of these proposed equity incentive awards, and the significant share repurchases we have made in order to offset any dilution from these awards, make the overall compensation strategy a compelling one for shareholders that significantly aligns management's long-term interests with shareholders' long-term interests and results in additional share issuances only in the event significant shareholder returns are generated.

1114 Avenue of the Americas, 39th Floor
New York, New York 10036

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held May 27, 2009

        We are sending this proxy statement to holders of our common stock, par value $.001 per share, and holders of our 8.00% Series D preferred stock on or about April 27, 2009 in connection with the solicitation by our board of directors of proxies to be voted at our 2009 annual meeting of shareholders or at any postponement or adjournment of the annual meeting. Our common stock includes both our regular common stock and our high performance common stock. Our common stock is listed on the New York Stock Exchange, Inc., or the NYSE, and is traded under the symbol "SFI."

        This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2008. Additional copies of the Annual Report, including our financial statements at December 31, 2008, may be obtained at our website at www.istarfinancial.com, or by contacting our Investor Relations department at (212) 930-9400, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036. Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

About the Meeting

  Who is entitled to vote at the meeting?

        Only holders of record of our common stock and our Series D preferred stock at the close of business on April 2, 2009 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 137,829,836 issued shares of common stock, 101,596,072 outstanding shares of common stock (36,233,764 shares were issued but not outstanding), 14,887.5 issued and outstanding shares of high performance common stock and 4,000,000 issued and outstanding shares of Series D preferred stock.

  What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of the outstanding common stock and Series D preferred stock entitled to cast a majority of all the votes entitled to be cast at the meeting, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

  What are the voting rights of shareholders and what vote is needed to approve each proposal?

        Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder's name on the record date and 0.25 votes for each share of high performance common stock and Series D preferred stock registered in the shareholder's name on the record date.

        The vote of a plurality of all of the votes cast at a meeting at which a quorum is present by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A "broker non-vote" occurs when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares.

        The affirmative vote of a majority of the votes cast at the meeting by the holders of our common stock and Series D preferred stock, all voting as one class, is required to approve each of the 2009 Long-Term Incentive Plan and the performance-based retention award to our chairman and chief executive officer, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on each of the proposals to approve the 2009 Long-Term Incentive Plan and to approve the performance-based retention award to our CEO, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

        The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting for shareholder approval. For purposes of the vote on the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock or Series D preferred stock will be voted FOR the proposals and as recommended by the board with regard to all other matters in its discretion.

        Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of record.

  Can I change my vote after I submit my proxy card?

        If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted:

  •
  by giving written notice to our Secretary expressly revoking the proxy,

  •
  by signing and forwarding to us a proxy dated later, or

  •
  by attending the annual meeting and personally voting the common stock or Series D preferred stock owned of record by you.

  Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. Laurel Hill Advisory Group has been engaged to solicit proxies on our behalf in connection with our 2009 annual meeting of shareholders and provide other advisory services for an annual fee of $12,500 plus expenses.

 PROPOSAL 1:

ELECTION OF DIRECTORS

        In accordance with the provisions of our charter, each member of our board is elected annually.

        All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the board to replace that nominee. At this time, the board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

        All of the nominees for election as a director, other than Mr. Sugarman and Mr. August, are independent within the standards prescribed by the NYSE.

        The following table sets forth the name, age and the position(s) with us currently held by each person nominated for election as a director:

Name	Age	Title
Jay Sugarman(1)	46	Chairman and Chief Executive Officer
Glenn R. August	47	Director
Robert W. Holman, Jr.(1)(2)(3)	65	Director
Robin Josephs(2)(3)(4)(5)	49	Director
John G. McDonald(1)(4)	71	Director
George R. Puskar(1)(2)	65	Director
Dale Anne Reiss(2)	61	Director
Jeffrey A. Weber(3)(4)	44	Director

(1)
Member of Investment Committee.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

(4)
Member of Nominating and Governance Committee.

(5)
Lead Director.

        Jay Sugarman is our chairman and chief executive officer. Mr. Sugarman has served as a director of iStar Financial Inc. (and our predecessor) since 1996 and chief executive officer since 1997. Mr. Sugarman is a member of our Investment Committee. Prior to forming iStar Financial and its predecessors, Mr. Sugarman managed private investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with highest distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing.

        Glenn R. August has served as one of our directors since May 2005. Mr. August is the president and senior partner of Oak Hill Advisors, L.P. and supervises all investment, trading and operational activities. Mr. August joined Oak Hill's predecessor in 1987 as a co-founder of Acadia Partners. Since then, he has been responsible for more than $25 billion of investments in leveraged loans, high yield bonds and distressed securities. In addition, he co-founded all of the Oak Hill leveraged securities investment partnerships. Mr. August is also a managing partner of the advisor to Oak Hill Special Opportunities Fund, an investment partnership focused on investments in distressed companies. Mr. August previously worked in the mergers and acquisitions department at Morgan Stanley in New

York and London. He earned an M.B.A. degree from Harvard Business School, where he was a Baker Scholar, and a B.S. degree from Cornell University. He currently serves on the board of directors of the 92nd St. Y and The Mount Sinai Children's Center Foundation.

        Robert W. Holman, Jr. has served as one of our directors since November 1999. He is chairman of our Compensation Committee and a member of our Audit Committee and our Investment Committee. Mr. Holman was the co-founder of TriNet Corporate Realty Trust, Inc., or TriNet, a company that we acquired in 1999, and served as its chief executive officer, co-chairman and chairman of the board. He was chief executive officer and chairman of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc., for ten years. Mr. Holman co-founded and was a senior executive and director of Watkins Pacific Corporation, a multi-national conglomerate. Additionally, Mr. Holman has served as a director of Amerivest Properties, Inc. and as a senior executive, director, owner or board advisor for numerous companies in the United States, Great Britain, Australia and Mexico in the finance, real estate, internet commerce, construction, building materials and travel industries. He holds a B.A. degree in international economics from the University of California at Berkeley, an M.A. degree with honors from Lancaster University in England, where he was a British Council Fellow, and did post-graduate work at Harvard University where he was awarded a Loeb Fellowship.

        Robin Josephs has served as one of our (and our predecessor's) directors since March 1998. Ms. Josephs is chairperson of our Audit Committee and a member of our Compensation Committee and our Nominating and Governance Committee. Ms. Josephs serves as our Lead Director, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the chairman and the independent directors. From July 2005 to March 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. Prior to that, Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. She currently serves as a director of Plum Creek Timber Company, Inc. (NYSE: PCL), a real estate investment trust that provides raw materials and conducts resource management activities for the paper and forest products industry, where she also serves on both the compensation and audit committees. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation and she co-chairs the University of Pennsylvania Reunion Gift Committee. Ms. Josephs received a B.S. degree in economics from the Wharton School and an M.B.A. degree from Columbia University.

        John G. McDonald has served as one of our directors since November 1999. Previously, Professor McDonald served as a director of TriNet since June 1993. Professor McDonald is chairman of our Nominating and Governance Committee and a member of our Investment Committee. He is the Stanford Investors Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves as a director of Scholastic Corporation, Varian, Inc., Plum Creek Timber Company, Inc. and nine mutual funds managed by Capital Research and Management Company.

        George R. Puskar has served as one of our directors since November 1999. Previously, Mr. Puskar served as a director of TriNet since January 1998. Mr. Puskar is chairman of our Investment Committee and a member of our Audit Committee. Mr. Puskar also serves as our alternate Lead Director. From June 1997 until June 2000, Mr. Puskar served as chairman of the board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was chairman and chief executive officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate

Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar is a member of the Counselors of Real Estate. Mr. Puskar currently serves as the chairman of Solutions Manufacturing, Inc., a manufacturer of electronic components based in Rockledge, Florida. Mr. Puskar has previously served as a director and member of the audit committee of New Plan Excel Realty Trust, Inc., a member of the board of directors of Carr Real Estate Investment Trust, the vice chairman of World Team Sports, an organization that specializes in unique athletic events with teams built around disabled athletes, and on an advisory board at Georgia State University. Mr. Puskar has also served on the boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/Morehouse College. Mr. Puskar received a B.A. degree from Duquesne University.

        Dale Anne Reiss has served as one of our directors since July 2008. Ms. Reiss is a member of our Audit Committee. Ms. Reiss is a senior consultant to the Global Real Estate Center of Ernst & Young LLP. Until her retirement in 2008, she served as Global and Americas Director of Real Estate at Ernst & Young LLP and was a Senior Partner there from 1995 through 2008 in various capacities. She served as a Managing Partner at Kenneth Leventhal & Company from 1985 through its merger with Ernst & Young in 1995. From 1980 to 1985, Ms. Reiss was a Senior Vice President and Controller at Urban Investment & Development Company. She is also managing director of Artemis Advisors, LLC and a member of the board of directors of Post Properties. Since 1998, Ms. Reiss has served as a Trustee of Urban Land Institute and in various ULI officer and committee leadership positions. In 2002, the New York Women Executives in Real Estate named Ms. Reiss Woman of the Year. Ms. Reiss is a Certified Public Accountant. She received a B.S. in Economics and Accounting from the Illinois Institute of Technology and an M.B.A. from the University of Chicago.

        Jeffrey A. Weber has served as one of our directors since June 2003. Mr. Weber is a member of our Compensation Committee and our Nominating and Governance Committee. Mr. Weber is the president of York Capital Management, LLC, an event-driven investment management firm organized in 1991 with offices in New York, Washington, D.C., London and Hong Kong. He is currently on the board of directors of York Enhanced Strategies Fund, LLC. Prior to his current position, he was the president and chief executive officer of William A.M. Burden & Co., L.P., where his tenure spanned twelve years. Mr. Weber also worked at Chemical Venture Partners, the venture capital and leveraged buyout arm of Chemical Bank, and in the corporate finance department of Drexel Burnham Lambert Incorporated. Mr. Weber is also a director of the Carter Burden Center for the Aging, Inc. and serves on the advisory board of the Department of Medicine of Mount Sinai Medical Center. Mr. Weber holds a B.A. degree from Williams College and an M.B.A. degree from Harvard Business School.

Recommendation Regarding the Election of Directors

        The board recommends that you vote FOR the eight named nominees to be elected as our directors.

 INTRODUCTION TO PROPOSALS 2 AND 3:

APPROVAL OF
2009 LONG-TERM INCENTIVE PLAN
AND
PERFORMANCE-BASED RETENTION AWARD
FOR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

        Proposal 2 describes the 2009 Plan, a new equity incentive plan that authorizes shares of common stock needed for the performance-based restricted stock units granted on December 19, 2008 to our executives and key employees, in connection with our customary year-end compensation decisions. Proposal 3 describes a specific performance-based retention award granted on October 9, 2008 to our chairman and chief executive officer, subject to shareholder approval. Both of these proposals relate to performance-based equity incentive awards that we consider crucial to retaining and motivating our executives and key employees, while assuring proper alignment with the interests of our shareholders.

        Our board of directors recommends approval of the 2009 Plan and the performance-based retention award for our chairman and chief executive officer because the board believes that long-term, performance-based equity incentive compensation, which is tied to achieving appropriate performance hurdles and vesting requirements, is an essential part of our overall compensation program that aligns the interests of management and our shareholders.

  (a)    The 2009 Plan and the December 19, 2008 Performance-Based Equity Incentive Awards

        On December 19, 2008, we granted an aggregate of 10,164,000 performance-based restricted stock units to employees, in connection with our customary year-end compensation decisions. These units will vest only if a specified price target for our common stock is achieved within three years and if the employee is employed on the subsequent vesting dates. If the 2009 Plan is not approved by shareholders, the units will be settled in cash rather than in common stock. If the 2009 Plan is approved, the share price target is achieved and the service conditions are met, we will issue a net amount of shares (after deducting applicable tax and other withholdings) on the vesting dates in settlement of these units. If the performance and additional vesting criteria are satisfied for all of the awards, a total of approximately 6.6 million shares of common stock would be issued to settle all of these units (after deducting applicable taxes and other withholdings).

        The performance and vesting conditions of these awards are as follows:

  (1)
  if our common stock achieves a price of $4.00 or more (average closing price over 20 consecutive trading days) prior to December 19, 2009, the units will vest in three equal installments on January 1, 2010, January 1, 2011 and January 1, 2012;

  (2)
  if the $4.00 share price target is not achieved in the first year, but our common stock achieves a price of $7.00 or more (average closing price over 20 consecutive trading days) prior to December 19, 2010, the units will vest in two equal installments on January 1, 2011 and January 1, 2012; and

  (3)
  if neither the $4.00 nor the $7.00 share price target is achieved in the first or second year, but our common stock achieves a price of $10.00 or more (average closing price over 20 consecutive trading days) prior to December 19, 2011, the units will vest in one installment on January 1, 2012.

        In approving the share price targets of these awards, our Compensation Committee considered the recent historical prices of our common stock at the time of these awards. As shown below, the share price targets established under these awards represent significant appreciation in our share price over the one-, two- and three-year measurement periods, if they are achieved.

        The following tables illustrate the compounded annual return and the total shareholder return on our common stock that would be required over the measurement periods for these share price targets to be achieved. (Note: The total shareholder return amounts in these tables assume (a) no dividends are paid during the performance periods and (b) the share price target is met on the last day of the measurement period. Any dividends paid to shareholders over the respective periods would increase the total shareholder return, as would achieving the share price target during (rather than at the end of) the measurement period.) In summary:

  •
  Based on the average NYSE closing price for our common stock for the 20 trading days prior to the grant date of $1.74 per share, the share price targets of these awards will only be met if shareholders have earned minimum one-year, two-year or three-year returns of 130%, 302% or 475%, respectively.

	Trailing 20-day average share price prior to:				Compounded Annual Return to Shareholders over 1 Year
						Total Shareholder Return
	12/19/08	12/19/09	12/19/10	12/19/11
12/19/08 Award	$1.74	$4.00	$—	$—	130%	130%

	Trailing 20-day average share price prior to				Compounded Annual Return to Shareholders over 2 Years
						Total Shareholder Return
	12/19/08	12/19/09	12/19/10	12/19/11
12/19/08 Award	$1.74	$—	$7.00	$—	101%	302%

	Trailing 20-day average share price prior to:				Compounded Annual Return to Shareholders over 3 Years
						Total Shareholder Return
	12/19/08	12/19/09	12/19/10	12/19/11
12/19/08 Award	$1.74	$—	$—	$10.00	79%	475%
  •
  Based on the actual NYSE closing price for our common stock on the last trading day prior to the grant date of $2.78 per share, the share price targets of these awards will only be met if shareholders have earned minimum one-year, two-year or three-year returns of 44%, 152% or 260%, respectively.

	NYSE closing price on last day prior to:				Compounded Annual Return to Shareholders over 1 Year
						Total Shareholder Return
	12/19/08	12/19/09	12/19/10	12/19/11
12/19/08 Award	$2.78	$4.00	$—	$—	44%	44%

	NYSE closing price on last day prior to:				Compounded Annual Return to Shareholders over 2 Years
						Total Shareholder Return
	12/19/08	12/19/09	12/19/10	12/19/11
12/19/08 Award	$2.78	$—	$7.00	$—	59%	152%

	NYSE closing price on last day prior to:				Compounded Annual Return to Shareholders over 3 Years
						Total Shareholder Return
	12/19/08	12/19/09	12/19/10	12/19/11
12/19/08 Award	$2.78	$—	$—	$10.00	53%	260%

  (b)    The October 9, 2008 Performance-Based Retention Award Granted to our Chairman and CEO

        On October 9, 2008, we granted a performance-based award of 2.0 million restricted stock units to Jay Sugarman, our chairman and chief executive officer, for purposes of retention. The grant was made subject to approval by our shareholders at the 2009 annual meeting. The units will vest in their entirety on October 9, 2011 only if Mr. Sugarman is employed by us on that date and only if the total return on our common stock during the three-year period ending on October 9, 2011 is at least 25% per year (compounded at the end of the three-year measurement period and assuming reinvestment of dividends, if any). If this award is not approved by shareholders, it will be canceled. If the award is approved, the total return target is achieved and the service condition is met, we will issue a net amount of shares (after deducting applicable tax and other withholdings) to Mr. Sugarman on the vesting date in settlement of this award in the total amount of approximately 1.3 million shares of common stock.

        In approving the performance condition of this award, our Compensation Committee considered the recent historical prices of our common stock at the time of the award. The terms of the award calculate shareholder return based on our standard methodology, which compares the average NYSE closing price for our common stock for the 20 trading days prior to the award date to the 20-day average closing price prior to the proposed vesting date, October 9, 2011 (plus any dividends paid during the measurement period and assuming reinvestment of dividends). As shown below, the total shareholder return hurdle established under this award represents significant appreciation in our share price over the three-year measurement period, if it is achieved. In summary:

  •
  Based on the average NYSE closing price for the 20 trading days prior to the grant date of $3.38 per share (as provided in the award), this grant will vest only if shareholders earn a compounded annual return of a minimum 25% over three years, or a total return of 95%.

	Trailing 20-day average share price prior to:				Compounded Annual Return to Shareholder over 3 Years
						Total Shareholder Return
	10/9/08	10/9/09	10/9/10	10/9/11
10/9/2008 Award	$3.38	$—	$—	$6.58	25%	95%
  •
  Compared to the actual NYSE closing price on the trading day prior to the grant date of $1.36 per share, if the total shareholder return hurdle established under this award is achieved, shareholders will have earned a compounded annual return of a minimum 69% over three years, or a total return of 384%.

	NYSE closing price on last day prior to:				Compounded Annual Return to Shareholder over 3 Years
						Total Shareholder Return
	10/9/08	10/9/09	10/9/10	10/9/11
10/9/2008 Award	$1.36	$—	$—	$6.58	69%	384%

  (c)    Dilution Impact of the Performance-Based Equity Awards

        Our repurchases of approximately 32.6 million shares of our common stock in open market transactions from July 1, 2008 through March 31, 2008 effectively offset any dilution that would be created by issuing shares pursuant to the December 19, 2008 performance-based awards to employees and the October 9, 2008 performance-based retention award to our chairman and chief executive officer. The following table outlines total outstanding share dilution/accretion to shareholders since July 1, 2008, based on share repurchases since that date and taking into account the performance-based equity incentive awards granted on December 19, 2008 to executives and other key employees under the proposed 2009 plan and the October 9, 2008 retention award to our chairman and chief executive officer. This table is intended to show the hypothetical impact of these performance-based equity incentive awards on our outstanding shares, assuming performance conditions are achieved and the shares vest (not taking into account other equity awards that have been or may be granted, additional share repurchases or other issuances of new shares). In summary:

  •
  Assuming performance targets are not met and no shares are issued under either the December 19, 2008 year-end performance-based awards to employees or the October 9, 2008 performance-based retention award to our chairman and chief executive officer, total shares outstanding will have been reduced at December 31, 2011 by approximately 23% since July 1, 2008.

  •
  Assuming all performance targets are met, all employees fulfill their time vesting obligations and shares are issued upon vesting of all of the performance-based awards, total shares outstanding at December 31, 2011 will have been reduced approximately 17% since July 1, 2008.

  •
  Under either scenario, our open market purchases of shares of our common stock have resulted in a net reduction in our shares outstanding regardless of potential shares to be issued under these performance-based equity awards, thereby offsetting any dilutive impact of these awards to our shareholders.

Shares Outstanding on July 1, 2008	134.327	million
less: shares repurchased during 2nd half 2008	(29.149)	million
less: shares repurchased during 1st quarter 2009	(3.472)	million

Shares Outstanding on April 1, 2009	101.706	million
plus: performance-based shares granted (Dec 2008), net settled	6.607	million
plus: 3 year cliff vest, service-based retention shares granted (Oct 2008), net settled	1.300	million
plus: 4 year graduated vest, service-based retention shares granted (Oct 2008), net settled	0.650	million
plus: 3 year cliff-vest, performance-based retention shares granted subject to shareholder approval (Oct 2008), net settled	1.300	million

Potential increase in shares outstanding if all performance conditions and vesting schedules met	9.857	million
Current potential shares outstanding at December 31, 2009(1)(2)	103.971	million
Total dilution (accretion) from July 1, 2008	(22.6)%
Current potential shares outstanding at December 31, 2010(1)(2)	106.301	million
Total dilution (accretion) from July 1, 2008	(20.9)%
Current potential shares outstanding at December 31, 2011(1)(2)	111.303	million
Total dilution (accretion) from July 1, 2008	(17.1)%

Notes:

(1)
Assumes no further share repurchases or issuance of new shares through December 2011.

(2)
Assumes performance conditions are achieved and shares vest under all awards in accordance with their terms. The potential shares outstanding at December 31, 2011 do not include the net settlement in the amount of 260,000 shares of the final installment of restricted stock units granted to our president on October 9, 2008, which are scheduled to vest on October 9, 2012.

 PROPOSAL 2:

APPROVAL OF iSTAR FINANCIAL INC.
2009 LONG-TERM INCENTIVE PLAN

        Our current Long-Term Incentive Plan (the "2006 Plan") was adopted in 2006 and made available a maximum of 4,550,000 shares of common stock for awards, which we expected would be sufficient to cover our equity awards for several years. However, the ongoing financial crisis and its negative impact on our business and financial results have resulted in a sharp decline in our share price. This, in turn, has led to a more rapid depletion of shares under 2006 Plan than we had anticipated in 2006 as we have tried to grant appropriately-sized awards that provide meaningful incentives to our executives and retention benefits to us. As a consequence, we have virtually no remaining shares available under the 2006 Plan.

        Approval of the 2009 Plan will enable us to settle performance-based awards granted in December 2008 using shares of our common stock rather than cash. These awards, and our executive compensation for 2008, are described in the Introduction above and in the "EXECUTIVE COMPENSATION" discussion starting at page 31 of this proxy statement.

        The number of shares that may be issued (or deemed issued) in connection with awards under the 2009 Plan is 8,000,000. Shareholder approval of the 2009 Plan will ensure that we will have a sufficient number of shares to settle the performance-based awards made in December 2008 using shares of common stock rather than cash. Settlement of these awards in shares will be on a net, after-tax basis (after deducting shares for taxes and other applicable withholdings) and consequently the actual shares issued will be less than the gross amount of shares covered by the awards. In addition, shareholders are being asked to approve the 2009 Plan to ensure, for federal tax purposes, the deductibility of compensation recognized by certain participants in the 2009 Plan which may otherwise be limited by Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code, under certain circumstances, causes compensation in excess of $1 million to an employee in a year not to be deductible to the employer.

        In addition, an additional 500,000 shares may be made available for awards under the 2009 Plan, but only to the extent that any awards granted under the Prior Plan (as defined in the 2009 Plan) are forfeited or cancelled, or expire, or are settled in cash, including the settlement of tax withholding obligations using shares.

        If the 2009 Plan is not approved and a share price target is achieved under the December 2008 performance-based restricted stock unit awards, then we are obligated to settle these awards in cash, unless prior to settlement a subsequent equity compensation plan with sufficient available shares to cover these awards is approved by our shareholders. The cash payments would be based on the average 20-day trading price of our common stock that resulted in achievement of the price target and would be paid in installments, in accordance with the same terms and on the same date(s) set forth in the description of the vesting of the units on page 9 of this proxy statement.

        We believe that it is in our best interests to settle the awards using common stock rather than cash if the performance and vesting criteria are met. Settling the awards with common stock would enable us to preserve cash. If we are able to settle the awards by delivering shares of common stock, then under U.S. GAAP we would "fix" the total compensation expense of the awards based upon their fair value on the date of shareholder approval of the 2009 Plan, and amortize the expense over the service periods associated with the awards. Conversely, if we are obligated to settle the awards in cash, applicable U.S. GAAP accounting rules would require us to reflect a variable expense to our earnings each quarter during the term of the awards, based upon the fair value of the awards at the end of the quarter.

        The performance-based restricted stock units granted on December 19, 2008 include awards granted to the following named executive officers (NEO):

Name	Number of Units
Jay Sugarman	4,000,000
Jay S. Nydick	1,000,000
Nina B. Matis	600,000
R. Michael Dorsch III	500,000
Non-NEO Executive Officers as a Group	2,100,000
Non-Executive Officer Employees as a Group	1,964,000

10,164,000

        As discussed above, these awards are entirely performance-based and the board of directors believes that they strongly align the incentives of our senior management and employees with our stockholders. The board also believes that these awards should encourage the executives and employees who received them, including our named executive officers, to remain with the Company, which we believe is in our Company's best interests.

Summary of the 2009 Plan

        The material features of the 2009 Plan are summarized below. This summary of the Plan's provisions is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is attached to this proxy statement as Exhibit A. To the extent that there is a conflict between this summary and the 2009 Plan, the 2009 Plan shall govern. Capitalized terms used but not defined herein shall have their meanings as defined in the 2009 Plan.

Purpose

        The purpose of the 2009 Plan is to provide equity-based incentives as a means of attracting and retaining qualified key employees, directors, officers, advisors, consultants and other personnel and encouraging them to increase their efforts to make our business more successful whether directly or through our subsidiaries or other affiliates. Awards under the 2009 Plan may be in the form of options, restricted stock, restricted stock units (referred to in the 2009 Plan as "phantom shares"), dividend equivalent rights and other forms of equity-based or cash-based compensation. We will consider awards pursuant to the 2009 Plan in light of our overall compensation philosophy and competitive conditions in the marketplace.

Duration

        Awards may be granted under the 2009 Plan until the 10th anniversary of the date on which it is approved by our shareholders. However, the 2009 Plan may be terminated at any time prior to that date by the board. No awards have been made under the 2009 Plan prior to its approval by our shareholders, other than the performance-based restricted stock units granted on December 19, 2008, described above.

Administration

        The 2009 Plan will be administered by the Compensation Committee of our board. If no committee exists, the functions of the Compensation Committee will be exercised by the board. Nevertheless, any grants to members of the Compensation Committee will be made and administered by the board rather than the Compensation Committee.

        The Compensation Committee has the full authority to administer and interpret the 2009 Plan, to authorize the granting of awards, to determine the eligibility of a person to receive an award, and to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 Plan). The award agreement will contain other terms, provisions and conditions not inconsistent with the 2009 Plan, as determined by the Compensation Committee. The Compensation Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the 2009 Plan, to establish performance-based criteria applicable to awards otherwise permitted to be granted under the 2009 Plan, and to attempt to procure shareholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code.

        The Compensation Committee, in its discretion, may delegate to our chief executive officer all or part of the Compensation Committee's authority and duties with respect to awards; however, the Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to our chief executive officer or are intended to be exempt from the limitations set forth in Section 162(m) of the Code or are granted to Section 16 officers. Any such delegation by the Compensation Committee may, in the sole discretion of the Compensation Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Compensation Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Compensation Committee's delegate that were consistent with the terms of the 2009 Plan.

Eligibility and Types of Awards

        Persons who are eligible to be granted awards under the 2009 Plan are key employees, directors, officers, advisors, consultants or other personnel of our Company and our subsidiaries or other persons expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to us or our subsidiaries, joint venture affiliates or other entities designated in the discretion of the Compensation Committee, or employees of the foregoing. The Compensation Committee generally determines eligibility for awards under the 2009 Plan.

Available Shares

        Subject to adjustment upon certain corporate transactions or events, a maximum of 8,000,000 shares of common stock may be issued (or deemed issued) under the 2009 Plan in connection with awards of stock options, shares of restricted stock, restricted stock units and phantom shares, dividend equivalent rights and other equity-based or cash-based awards. An additional 500,000 shares may be made available for awards under the 2009 Plan, but only to the extent that any awards granted under the Prior Plan (as defined in the 2009 Plan) are forfeited or cancelled, or expire, or are settled in cash, including the settlement of tax withholding obligations using shares. The maximum number of shares of common stock issuable under the 2009 Plan reflects the number of shares that may actually be issued (or deemed issued) in connection with awards under the 2009 Plan, after required settlement of tax withholding obligations. Awards granted under the 2009 Plan will be settled on a net, after-tax basis, after deducting shares for taxes and other applicable withholdings. In addition, subject to adjustment upon certain corporate transactions or events, a maximum of 4,000,000 shares of common stock may underlie awards of incentive stock options. With respect to awards intended to be exempt from the limitations set forth in Section 162(m) of the Code, the maximum number of shares of common stock that may underlie awards, including options, in any one year to any person, may not exceed 4,000,000, subject to adjustment upon certain corporate transactions or events. In the event an option or other award granted under the 2009 Plan is forfeited or canceled, is settled in cash, including the settlement of tax withholding obligations using shares of common stock, or otherwise expires or terminates, or if shares of common stock are delivered in full or partial payment of the exercise price in connection with an option, the shares subject to any portion of such award will again become available for the issuance of additional awards.

Stock Options

        Other than as specifically set forth under the terms of the 2009 Plan, the Compensation Committee shall determine the terms of specific options, including whether options shall constitute incentive stock options. The award agreement evidencing an award of options will specify the extent to which, and period during which, an option may be exercised after termination of employment. Generally, an option cannot be exercised after a termination of employment (or other service) to the extent it was not exercisable at the time of termination. The exercise price of an option shall be determined by the Compensation Committee and reflected in the applicable award agreement, but unless otherwise determined by the Compensation Committee, in no event shall the exercise price be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise price with respect to incentive stock options may not be lower than 100%, or 110% in the case of an incentive stock option granted to a 10% shareholder, of the fair market value of our common stock on the date of grant. The aggregate fair market value (determined as of the date the option is granted) of the shares for which any option holder may be awarded incentive stock options that become exercisable for the first time during any calendar year (under the 2009 Plan or any other stock option plan required to be taken into account under Section 422(d) of the Code) may not exceed $100,000. Each option will be exercisable for the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). The Compensation Committee shall determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, by cash, loans or third-party sale programs, or by the tender of previously-owned shares). Each option granted under the 2009 Plan will generally not be transferable except by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers. The Compensation Committee may establish a program under which participants will have phantom shares credited upon their exercise of options, rather than receiving shares at that time.

Restricted Stock

        Restricted stock is an award of common stock that is subject to restrictions (including, without limitation, any limitations on transferability, or the right to vote a share of restricted stock) as the Compensation Committee shall determine. Unless otherwise provided in the applicable award agreement, dividends paid on shares of restricted stock while the shares are unvested will, unless otherwise provided by the Compensation Committee, be held by us until the period of forfeiture lapses, and paid to the grantee as soon as practicable after such period lapses. Restrictions on the shares will lapse in accordance with the terms of the applicable award agreement, as determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason other than death or disability, all shares of restricted stock still subject to restrictions shall be forfeited to us and we will pay an amount equal to the lesser of the amount paid by the grantee for such shares and the fair market value on the date of forfeiture. It is generally expected that, upon a termination of employment or other service on account of death, disability or retirement of a grantee, or if the grantee has a termination of service by us for any reason other than cause, during the applicable period of forfeiture, then restrictions under the 2009 Plan will immediately lapse on all restricted stock granted to the applicable grantee.

        Subject to the other terms of the 2009 Plan, the Compensation Committee may provide a specified purchase price for the restricted stock, determine the restrictions applicable to restricted stock and determine or impose other conditions to the grant of restricted stock under the 2009 Plan as it may deem appropriate.

Restricted Stock Units and Phantom Shares

        A restricted stock unit or phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by the Compensation Committee at the time of grant. The Compensation Committee may provide in an award agreement that any particular unit or phantom share shall expire at the end of a specified term. Units and phantom shares will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, units and phantom shares will be settled by a transfer of shares of common stock. Units and phantom shares will be settled with a single-sum distribution; however, the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed 10 years. Unless otherwise provided in the applicable award agreement, the settlement date with respect to a unit or phantom share is the first day of the month to follow the date on which the phantom share vests; provided that a grantee may elect, in accordance with procedures to be established by the Compensation Committee, that such settlement date will follow the grantee's termination of service, or such other time as may be permitted by the Compensation Committee.

Dividend Equivalents

        A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of our common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents.

Other Awards

        The 2009 Plan authorizes the making of cash awards and the granting of other awards based upon the common stock (including the grant of securities convertible into our common stock and stock appreciation rights), and subject to terms and conditions established by the board.

Performance Goals

        As mentioned above, the Compensation Committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals shall be based upon one or more of the following criteria: pre-tax income, after tax income, net income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cash and/or funds available for distribution, appreciation in the fair market value of the common stock, return on investment, shareholder return, net earnings growth, stock appreciation, related return ratios, increase in revenues, net earnings, changes in the per share or aggregate market price of our common stock, number of securities sold, earnings before any one or more of the following: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, total revenue growth, our published ranking against its peer group of real estate investment trusts based on total shareholder return, and funds from operations.

Special Rules Upon Reorganizations, Changes in Control, Etc.

        If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of our assets or stock or a transaction similar thereto, or upon certain changes in our capital structure and other similar events, the Compensation Committee may make related adjustments in its discretion to outstanding awards and various 2009 Plan provisions (including, without limitation, to the number and kind of shares available under the Plan).

        Without limiting the foregoing, upon a change in control (as defined in the Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Annual Grants to Independent Directors

        At our 2008 annual meeting, our shareholders approved the reauthorization of our Non-Employee Directors' Deferral Plan under which we make annual awards of common stock equivalents to our non-employee directors. The Non-Employee Directors Plan was part of our 2006 Plan and awards made under the Non-Employee Directors Plan counted against the available awards under the 2006 Plan. If the 2009 Plan is adopted, we will continue to issue common stock equivalents to our non-employee directors under the Non-Employee Directors Plan, but they will be counted as awards under the 2009 Plan.

Amendment and Termination

        The board may amend the 2009 Plan as it deems advisable, except that it may not amend the 2009 Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, the board may not amend the 2009 Plan if the amendment would cause the 2009 Plan to fail to comply with any requirement of applicable law or regulation, unless and until such amendment is approved by our shareholders.

Prohibition on Re-Pricing

        The 2009 Plan provides that no option or stock appreciation right issued under the 2009 Plan may be amended to reduce the exercise price of the option or stock appreciation right below the exercise price of such option or stock appreciation right on the date of grant. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award having a lower exercise price.

Prohibition on Loans to Executives

        The 2009 Plan prohibits the extension of any loans by us to any officer in respect of the exercise of options or with respect to any other award granted under the Plan.

Certain U.S. Federal Income Tax Consequences

  Non-Qualified Stock Options

        No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  Incentive Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of the shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of shares of our common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

        If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  Restricted Stock

        Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

  Phantom Shares and Restricted Stock Units

        It is generally expected that any phantom shares would be designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally would recognize ordinary income, and we would generally be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment.

  Dividend Equivalents

        There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Recommendation Regarding Approval of iStar Financial Inc. 2009 Long-Term Incentive Plan

        Our board of directors believes it is in the best interests of our Company that the 2009 Plan be approved in order to accommodate the settlement of the 2008 restricted stock unit awards described above in shares of our common stock, and to provide for awards to retain and motivate employees to work for the benefit of the Company. Accordingly, the board of directors has approved and recommends that shareholders vote FOR approval of the iStar Financial Inc. 2009 Long-Term Incentive Plan.

 PROPOSAL 3:

APPROVAL OF PERFORMANCE-BASED RETENTION AWARD
FOR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

        On October 9, 2008, we granted a performance-based award of 2,000,000 restricted stock units to Jay Sugarman, our chairman and chief executive officer, for purposes of retention. The grant was made subject to approval by our shareholders at the 2009 annual meeting. The units will vest in their entirety on October 9, 2011 only if Mr. Sugarman is employed by us on that date and only if a performance condition is satisfied: the total return on our common stock during the three-year period must be at least 25% per year (compounded at the end of the three year measurement period and assuming reinvestment of dividends, if any). No dividend equivalents will be paid prior to vesting. If this award is not approved by shareholders, it will be canceled. If the award is approved, the total return target is achieved and the service condition is met, we will issue net shares (after deducting applicable tax and other withholdings) to Mr. Sugarman on the vesting date in settlement of this award in the total amount of approximately 1.3 million shares of common stock.

        This award is intended to qualify as performance-based compensation and therefore be exempt from the $1.0 million limitation on deductible compensation under Section 162(m) of the Code. The terms of this award will be administered by our compensation committee of the board of directors.

Recommendation Regarding Approval of Performance-Based Retention Award for Our Chairman and Chief Executive Officer.

        The board of directors believes that this performance-based retention award for our chairman and chief executive officer will help keep the incentives of our chairman and chief executive officer strongly aligned with our stockholders. The board also believes that this award should encourage our chairman and chief executive officer to remain with the Company, which we believe is in our Company's best interests.

        Accordingly, the board of directors has approved and recommends that shareholders vote FOR approval of this performance-based retention award for our chairman and chief executive officer.

 PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification by our shareholders. We expect a representative of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

Recommendation Regarding Ratification of Appointment of PricewaterhouseCoopers LLP

        The board recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

How Often Did the Board Meet During 2008?

        During the fiscal year ended December 31, 2008, the board held 26 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the board meetings. All directors attended at least 75% of all of the board meetings and applicable committee meetings. In addition, all of the directors who were elected at the 2008 annual meeting, except Glenn August, were present in person at that annual meeting.

What Committees Has the Board Established?

        Our board has standing Audit, Compensation, Nominating and Governance and Investment Committees. Our board may appoint special committees from time to time, as deemed necessary or appropriate.

How Does the Company Determine Director Independence?

        Our board has determined that a majority of our directors are independent. In determining director independence, the board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The board has determined that the following directors qualify as independent: Messrs. Holman, McDonald, Puskar and Weber and Mss. Josephs and Reiss.

The Audit Committee

        The Audit Committee is responsible for, among other things, retaining or dismissing our independent registered public accounting firm, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and our independent registered public accounting firm.

        The members of the Audit Committee are Robin Josephs (Chair), Robert W. Holman, Jr., George R. Puskar and Dale Anne Reiss. The board has determined that each of the current members of the Audit Committee is independent, as defined by the Audit Committee's charter and the NYSE listing standards, and that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by the SEC. In addition, the board has determined that each of the current members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee operates under a written charter that was originally adopted in 2001 and was amended in 2003. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Audit Committee met 12 times during 2008, including meetings held in person and by telephone conference call.

The Compensation Committee

        The Compensation Committee is responsible for overseeing the Company's executive compensation programs. The principal responsibilities of the Compensation Committee are:

  •
  To review management's recommendations and advise management and the board on broad compensation programs and policies such as salary ranges, annual incentive bonuses and long-term incentive plans, including equity-based compensation programs.

  •
  To establish performance objectives for the chief executive officer, review performance objectives established for other senior executives of the Company and evaluate the performance of such executives relative to these objectives, in connection with the Compensation Committee's overall review of executive compensation.

  •
  To make recommendations regarding the base salary, cash incentive bonus, equity-based incentive awards and other compensation for the chief executive officer of the Company.

  •
  To approve base salaries, cash incentive bonuses, equity-based incentive awards and other compensation for other officers and employees of the Company with base salaries in excess of $200,000 per year (which includes all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended).

  •
  To administer the issuance of any award under the Company's long term incentive plans and other equity compensation programs.

  •
  To retain and oversee third party consultants to assist with the Compensation Committee's activities, from time to time.

  •
  To oversee the Company's performance evaluation practices and procedures.

  •
  To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Compensation Committee by the board or the Chairman of the board.

  •
  To review the Compensation Discussion and Analysis for inclusion in this proxy statement.

        The members of the Compensation Committee are Robert W. Holman, Jr. (Chairman), Robin Josephs and Jeffrey A. Weber. Each of the current members of the Compensation Committee is independent as defined by the Compensation Committee's charter and the NYSE listing standards. The Compensation Committee operates under a written charter that was originally adopted by the board in 2001 and was amended in 2003. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Compensation Committee met 12 times during 2008, including meetings held in person and by telephone conference call.

The Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for, among other things, considering and recommending actions relating to corporate governance matters. In addition, the Nominating and Governance Committee considers and recommends to the board individuals to serve as our directors and executive officers. In making such recommendations, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to the Company, the interplay of the candidate's experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees. The Nominating and Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Nominating and Governance Committee may employ professional search firms or consultants (for which the Company pays a fee) to assist it in identifying potential members of the board with the desired skills and disciplines. Nominations made by shareholders should be made in accordance with the procedures set forth in this proxy statement under "Corporate Governance Matters—Shareholder Nominations for the board." Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered.

        The members of the Nominating and Governance Committee are John G. McDonald (Chairman), Jeffrey A. Weber and Robin Josephs. Each of the current members of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards. The Nominating and Governance Committee operates under a written charter that was originally adopted by the board in 2000 and was amended in 2002. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Nominating and Governance Committee met five times during 2008, including meetings held in person and by telephone conference call.

The Investment Committee

        The board has delegated to the Investment Committee the authority to approve our investment transactions involving commitments greater than $75 million but less than or equal to $150 million. Investment transactions of more than $150 million, and strategic investments such as a corporate merger or acquisition of another business entity (other than a corporate net lease financing) or any other material transaction in an amount greater than $75 million involving our entry into a new line of business, must be approved by our board of directors. Investment transactions less than or equal to $75 million are subject to the approval of an internal senior management investment committee or Jay Sugarman, our chairman and chief executive officer, and Nina B. Matis, our chief investment officer, in accordance with the limits of investment authority established by the board.

        The members of the Investment Committee are George R. Puskar (Chairman), Robert W. Holman, Jr., John G. McDonald and Jay Sugarman. The Investment Committee did not meet during 2008, reflecting the curtailment of our asset origination and other investment activity in 2008.

Are There Any Special Arrangements Under Which Members of Our Board Serve as Directors?

        No arrangement or understanding exists between any director or executive officer and any other person or persons pursuant to which any director or executive officer was, or is, to be selected as a director or nominee.

 EXECUTIVE OFFICERS

        Information for Jay Sugarman is contained above under the heading "PROPOSAL 1: ELECTION OF DIRECTORS." Information with regard to other executive officers is set forth below. All of our officers serve at the pleasure of the board of directors and are customarily appointed as officers at the annual organizational meeting of the board held following each annual meeting of shareholders.

        Jay S. Nydick has served as our president since November 2004. Mr. Nydick has primary responsibility for investments and our asset management organization. He previously was primarily responsible for identifying, evaluating and executing strategic expansion opportunities for the Company, which included TimberStar, AutoStar, European businesses and our corporate credit platform, Oak Hill Advisors, L.P. Previously, Mr. Nydick spent 14 years at Goldman, Sachs & Co. There, he served as a managing director based in Hong Kong heading the Corporate Finance Group and Mergers Practice for non-Japan Asia, and as a member of the Products and Financial Sponsors Group based in New York. Prior to his assignment in Asia, Mr. Nydick was in Goldman's Real Estate Investment Banking Group, co-headed the firm's Lodging and Gaming Business and spent time in the Debt Capital Markets and Derivatives Group. During his career, he has been involved in a broad range of transactions, including mergers, acquisitions, debt and equity financings, leveraged buyout transactions and the development of innovative products across many different markets in the world. Mr. Nydick holds a bachelors degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. degree from Columbia University. Mr. Nydick is 44 years old.

        Nina B. Matis currently serves as our chief legal officer and chief investment officer. She assumed her current position after serving as general counsel of iStar Financial (and our predecessor) since 1996, executive vice president since November 1999 and chief investment officer since April 2007. Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of our operations and investment and financing transactions. Ms. Matis is a partner, and a member of the executive committee, of the law firm of Katten Muchin Rosenman LLP, one of our principal outside law firms. On February 29, 2008, she became our employee. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis previously served as a director of New Plan Excel Realty Trust, Inc. She is a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law. Ms. Matis is 61 years old.

        James D. Burns serves as our chief financial officer, having assumed this position in March 2009 upon the retirement of Catherine D. Rice. Prior to being named as our chief financial officer, he served as our treasurer since 2003. Mr. Burns is responsible for managing all of our capital raising initiatives, financial reporting and investor relations activities. He also supervises all other finance, treasury and accounting functions. Prior to joining iStar Financial, Mr. Burns was Global Treasurer of Cantor Fitzgerald. He also worked for Morgan Stanley in Hong Kong as Treasurer of the Asia-Pacific region and in New York as Treasurer of the Americas region. Previously, Mr. Burns held various positions in capital markets, capital planning and cash management at PepsiCo, Inc. He received his M.B.A. in Finance from Columbia University's Graduate School of Business and his A.B. in Economics from Harvard College. Mr. Burns is 50 years old.

 REPORT OF THE AUDIT COMMITTEE

        We oversee the financial reporting process of iStar Financial Inc., a Maryland corporation (the "Company"), on behalf of the Board of Directors of the Company (the "Board") in accordance with our Audit Committee charter. The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). The Board has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each member of the Audit Committee is an "audit committee financial expert" within the meaning of the rules of the SEC. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

        The Company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the effectiveness of the Company's internal controls over financial reporting and for expressing their opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. We review the performance of the Company's internal audit function and the qualifications of its audit personnel. We do not prepare financial statements or conduct audits.

        In connection with the December 31, 2008 audited consolidated financial statements, we have:

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

  •
  discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications;

  •
  reviewed and considered the written disclosures in the letter received from PricewaterhouseCoopers LLP, as required by the PCAOB regarding the independent accountant's communications with the Audit Committee regarding independence, including a discussion about their independence from the Company and management.

        Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2008, we recommended to the board that the audited consolidated financial statements for 2008 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The board approved our recommendation.

Submitted by the Audit Committee:

    Robin Josephs (Chair)
    Robert W. Holman, Jr.
    George R. Puskar
    Dale Anne Reiss

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

 CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

        Our board has approved a set of guidelines that provide the framework for the governance of iStar Financial Inc. The board reviews these guidelines and other aspects of our corporate governance periodically, as necessary. Our corporate governance guidelines may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Committee Charters

        Our Audit, Compensation and Nominating and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests copies.

Lead Director

        Our board, by vote of its independent members, has designated a lead independent director, or Lead Director, whose duties include the following:

  •
  Preside at all meetings of the board at which the Chairman is not present, including executive sessions of the independent directors.

  •
  Serve as principal liaison between the Chairman and the independent directors.

  •
  Advise the Chairman on the quality, quantity and timeliness of the information presented to the board.

  •
  Advise the Chairman on the agendas for board meetings.

  •
  Advise the Chairman on the schedule of meetings of the board to assure that there is sufficient time for discussion of agenda items.

  •
  Call meetings of the independent directors, if deemed necessary or appropriate by the Lead Director.

  •
  If requested by major shareholders, be available for consultation and direct communication with major shareholders and their representatives.

  •
  Such other matters as the board may determine from time to time.

        Robin Josephs currently serves as our Lead Director. For her services in this capacity, Ms. Josephs receives an annual award of a number of common stock equivalents having a fair market value equal to $50,000, based on the closing price of our common stock when the award is approved at the May meeting of the board of directors. George R. Puskar has been designated to serve as our alternate Lead Director.

Service on Other Boards

        In view of the commitment of time and effort that is required of a director of a public company, our board has established a guideline that its directors should not serve on the boards of more than six public companies. For this purpose, we treat service on the boards of mutual funds having the same investment adviser as service on the board of one company.

Code of Conduct

        The Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees. The purpose of the Code of Conduct is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, full, fair, accurate, timely and understandable disclosure in periodic reports, prompt internal reporting of violations of the Code of Conduct and a culture of honesty and accountability. A copy of the Code of Conduct has been provided to each of our directors, officers and employees, who are required to acknowledge that they have received and will comply with the Code of Conduct. Among its many features, the Code of Conduct describes how employees can report any matter that may be of concern to a named Compliance Officer, any other member of our Compliance Committee, our chief executive officer or the Chairman of the Audit Committee. This reporting may be done on an anonymous basis. We have also established an independent "hotline" telephone service that may be used by employees who wish to report any concerns or suspected violations of our standards of conduct, policies or laws and regulations, on an anonymous basis or otherwise. A copy of our Code of Conduct may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Audit Committee Financial Experts

        The board has determined that each of the members of our Audit Committee meets the criteria of an audit committee financial expert, as adopted by the SEC. These directors have agreed to serve as the Company's Audit Committee financial experts.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls, assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports and evaluate the Company's internal control function. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. The Disclosure Committee reports to our chief executive officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee's purpose and procedures. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Communications with the Board

        We provide the opportunity for interested parties, including shareholders, to communicate with members of the board. Interested parties may communicate with our Lead Director, the other independent board members or the chairperson of any of the committees of the board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istarfinancial.com. Communications sent by regular mail should be sent to the attention of the Lead Director, the independent directors, the Audit Committee Chairman, the Compensation Committee Chairman, the Nominating and Governance Committee Chairman, or the Investment Committee Chairman, as the case may be, in each instance in care of the Secretary of the Company at our headquarters at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

        Our chief legal officer and our general counsel, corporate & secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate board member(s). However, we reserve the right to disregard any communication that our chief legal officer and our general counsel, corporate & secretary determine is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. These officers have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for the Board

        Shareholder nominations for election to the board should be sent to the attention of the secretary of the Company at the address appearing on the notice accompanying this proxy statement, describing the candidate's qualifications and accompanied by the candidate's written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Company's Bylaws.

        Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Nominating and Governance Committee of the board in considering all candidates for election to the board. See "INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES—The Nominating and Governance Committee."

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies and decisions for 2008 for our named executive officers, who are:

  •
  Jay Sugarman, our chairman and chief executive officer;

  •
  Catherine D. Rice, who served as our chief financial officer during 2008;

  •
  Jay Nydick, our president;

  •
  Nina B. Matis, our chief legal officer and chief investment officer; and

  •
  R. Michael Dorsch III, our executive vice president.

The following discussion should be read in conjunction with the other information presented in this proxy statement, including the information in the compensation tables and the footnotes to those tables.

  2008 Compensation—Overview

        As has been well-reported, beginning in mid-2007 and intensifying throughout 2008, global market volatility, disruptions in the capital markets and weakening economic conditions created an extremely challenging business environment. The dramatic deterioration of the global economy caused the U.S. economy to slide into what many believe is a severe recession. These conditions have had a negative impact on our business, financial condition and operating financial results and we have seen our stock price decline significantly.

        Against the backdrop of this financial crisis, our management team was able to execute several important transactions that helped mitigate the adverse effects on our balance sheet and liquidity. During 2008, we streamlined our operations and reduced our staff by approximately 18% (and almost 30% from mid-2007 to date). We generated approximately $1.7 billion of proceeds from asset sales, including our timber portfolio. We also retired approximately $900 million principal amount of our debt at discounts to its face value. These transactions together with a share repurchase program enabled us to maintain a relatively consistent book value per share from December 31, 2007 versus December 31, 2008. In late 2008 and continuing into 2009, our management negotiated the terms of a new $1.0 billion bank facility and restructuring of existing bank facilities, which we subsequently completed in March 2009.

        Our approach to executive compensation has evolved in a number of key respects in the face of these business and industry challenges. Our compensation decisions reflect our performance-based compensation principles and the importance of retaining our key personnel in the context of disappointing overall Company performance in 2008. In particular, we made the following compensation decisions in 2008:

  •
  We changed the mix of compensation for our named executive officers by allocating a higher proportion of overall compensation away from annual cash bonuses and towards long-term equity-based incentive awards;

  •
  The base salaries for our named executive officers remained flat, with the exception of our president, whose annual base salary was increased as discussed under Compensation of Other Named Executive Officers for 2008;

  •
  Our chief executive officer did not receive any cash bonus for 2008, total annual cash bonuses were reduced by 30% for the four named executive officers who were employed by us in both 2008 and 2007 and by more than 32% for all employees from 2007 levels, and total cash compensation (salaries plus cash bonuses) for all employees was reduced by 13% from 2007 levels;

  •
  We allocated a higher proportion of our incentive awards towards performance-based incentives, including making all of the year-end incentive awards to our named executive officers performance-based awards that will vest only if specific share price targets are achieved for our common stock within three years and if additional vesting criteria are met;

  •
  In order to maintain strong retention incentives, we implemented special equity awards to certain key executives and employees, which are tied to a three-year vesting period (four years, in the case of our president) to help ensure stability of leadership and retention of personnel perceived as critical to achieving our operational and strategic goals;

  •
  We initiated a program to repurchase some of our outstanding common stock, with one of the purposes being to offset the dilution caused by future equity incentive awards to management; and

  •
  With the concurrence of our chief executive officer and president, we did not extend their employment agreements upon their expiration, as a result of which all of our named executive officers serve at the will of the board of directors and their employment may be terminated by us with full discretion as to any severance arrangements. We believe this is consistent with our performance-based employment and compensation philosophy.

        In addition, in making compensation decisions for 2008, we took into account that our named executive officers and other key employees lost all of the funds they personally invested in our high performance unit, or HPU, plans for the years 2005-2008 when those plans did not meet their performance thresholds, including $1.5 million that had been invested in HPU plans by our chief executive officer and our president and an aggregate of $2.4 million that had been invested in HPU plans by other employees. We also considered that previous equity awards in the form of restricted stock units that vest over time and/or are based on achieving performance thresholds, which had been granted when our share price was significantly higher, are much less effective as current tools to reward and retain our key personnel when the share price has declined significantly.

  Objectives of Our Compensation Program

        Our compensation practices and programs are designed to achieve the following objectives:

  •
  To attract, retain, motivate and reward key employees who further the Company's current and long-term strategic, business and financial goals in the creation of shareholder value.

  •
  To provide an appropriate mix of current compensation and long-term rewards that is properly balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

  •
  To align shareholder interests and employee rewards.

  •
  To establish appropriate incentives for management and employees that are consistent with our culture and values.

  Oversight of Compensation Programs

        The members of the Compensation Committee of our board of directors have primary responsibility for overseeing our compensation programs for our named executive officers. This committee is composed exclusively of independent directors, as defined under the New York Stock Exchange listing standards. The committee operates under a written charter that may be found on the Company's website at www.istarfinancial.com. The committee meets periodically during the year to perform its functions and reports to the board periodically regarding compensation and related matters.

The committee consults with compensation consultants, outside counsel, and other advisors as appropriate, in the committee's discretion, to assist in discharging the committee's duties.

  Elements of Our Compensation Program

        The principal elements of our compensation program for our named executive officers are (1) base salaries; (2) annual incentives, including cash bonuses; (3) long-term incentives, which may consist of various types of equity-based awards and in recent years have been in the form of restricted stock units; and (4) other group benefit programs offered to employees generally, including retirement benefits under a 401(k) plan. By combining these elements, we seek to achieve the objectives described in the preceding section.

        The Compensation Committee exercises independent discretion in determining and approving the base salary, annual incentives and long-term incentives for each of the named executive officers. The committee generally does not adhere to rigid formulae in determining the amount and mix of compensation elements. Our mix of compensation elements seeks to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

        Our compensation program for our named executive officers is performance-based and is designed to reward an individual's contributions to the performance of the business functions he or she manages and the Company overall, as well as other factors. We do not have employment agreements with any of our named executive officers. Base salaries, cash incentive bonuses and equity incentive awards are discretionary, thereby allowing for the opportunity for greater compensation when performance is superior and lower compensation when performance is less successful.

        We intend for our compensation program to act as a retention tool and to provide continued and additional incentives to maximize our share price and thereby more closely align the economic interests of our named executive officers with those of our shareholders.

        Through the elements of our compensation practices and programs, we seek to maintain a competitive compensation package for each executive, while being sensitive to the Company's fiscal year budget, annual accounting costs and the impact of share dilution.

        Our compensation program does not include any significant personal benefits or perquisites for our executives beyond benefits offered to our employees generally. We do not maintain any retirement or pension plans for our named executive officers or other employees, other than our 401(k) plan that is available to our employees generally.

        All of our named executive officers are subject to termination at will by the Company without the payment of severance.

        Our compensation program for the named executive officers consists of the following components:

(1) Base Salaries.

        In establishing base salary levels for our named executive officers, we consider the executive's position and responsibility, experience, length of service with the Company and overall performance, as well as the compensation practices of other companies in the markets where we compete for executive talent. Our policy is to set base salaries at fair but relatively moderate levels, and to reward and motivate performance with annual and long-term incentive bonuses. Base salaries are reviewed annually, but are not automatically increased if we feel that incentive awards are more appropriate means of rewarding and incentivizing performance.

(2) Annual Incentives.

        Our primary annual incentives are in the form of cash bonuses, which are awarded to named executive officers and other employees and are designed to reward annual performance in the following areas: (a) overall Company performance; (b) business segment or departmental performance; (c) individual performance; and (d) other factors we determine to be appropriate.

(3) Long-Term Incentives.

  Long-Term Incentive Plans

        Previously, we have made annual awards to our named executive officers and other employees of long-term equity-based incentives under the 2006 Plan. If the proposed 2009 Plan is approved by shareholders at the annual meeting, our equity-based incentive awards granted in December 2008 will be settled in common stock under the 2009 Plan if the performance conditions and additional vesting criteria of those awards are satisfied. To the extent shares are available under the 2009 Plan (or subsequent equity compensation plans that may be approved by our shareholders) we expect equity-based incentives to continue to comprise an important part of the compensation packages needed to provide long-term incentives and rewards to our named executive officers. Long-term equity incentive awards may consist of restricted shares, restricted stock units, stock options, performance shares and other equity-based awards. Equity-based awards are intended to align the interests of our executive officers and other employees by creating an incentive to maximize shareholder value and also encourage employees to remain employed by the Company by providing that the awards vest over several years based on continued employment. In recent years, these equity-based incentive awards have generally been in the form of restricted stock units, which upon vesting entitle the holders to receive shares of our common stock. We have not made any recent awards of stock options.

  High Performance Unit Program

        In 2002, we implemented a High Performance Unit program, or HPU Program, as part of our overall compensation program. The HPU Program was a performance-based employee compensation plan that had significant value to the participants only if the Company provided superior returns to its shareholders. Senior management and other employees purchased their HPU interests, with valuation dates ranging from December 31, 2002 through December 31, 2008, at fair market value. The participants in these HPU plans invested an aggregate of approximately $9.7 million of their personal funds to purchase interests in these HPU plans, of which an aggregate of $1.5 million was invested by our chief executive officer and our president in separate plans maintained for them.

        The plans maintained for our chief executive officer and our president did not meet their performance thresholds. As a result, they lost their entire $1.5 million investment. Of the plans maintained for our other employees, three plans met the performance thresholds. Four other plans did not meet their thresholds; therefore, the employees' investments in those plans were lost, in the aggregate amount of $2.4 million.

        The participants in the three plans that achieved the performance thresholds are entitled to receive aggregate distributions equivalent to the amount of cash dividends and other distributions payable on our common stock, as and when such dividends and other distributions are paid, equivalent to the following amounts of shares: 2002 HPU plan: 819,254 shares; 2003 HPU plan: 987,149 shares; and 2004 HPU plan: 1,031,875 shares. Upon a change of control as defined in the HPU plan documents, the HPU participants in these three plans will be entitled to receive, in the aggregate, the per share consideration paid to our common shareholders in the change of control transaction multiplied by 819,254 shares; 987,149 shares; and 1,031,875 shares, respectively.

        We did not issue any interests in the HPU Program in 2008.

(4) Other Benefits.

        Compensation for our employees, including our named executive officers, also includes various general group benefits, such as health insurance and retirement plans, in which substantially all of our employees participate. At the present time, we provide group health, life and disability insurance benefits, a 401(k) retirement plan, standard paid time off benefits and other standard employee benefits.

  Process for Determining Compensation, Including Equity Awards

        Compensation decisions for our named executive officers and other employees are made annually, after reviewing the performance of the Company and carefully evaluating an individual's performance during the year against goals, leadership qualities, business responsibilities, career with the Company, current compensation arrangements, long-term potential to enhance shareholder value and other relevant data. Mr. Sugarman, our chief executive officer, and Mr. Nydick, our president, make recommendations to the Compensation Committee based on the objectives and approach set by the committee, as well as current business conditions and other factors. More specifically, for each named executive officer other than themselves, Messrs. Sugarman and Nydick review competitive market data, the rationale and guidelines for cash compensation (base salaries and annual incentives) and long-term incentive awards and make recommendations for the review, discussion and approval of the Compensation Committee. We do not engage in benchmarking. Mr. Sugarman makes recommendations to the committee with respect to Mr. Nydick's compensation. Messrs. Sugarman and Nydick may attend meetings of the Compensation Committee at the request of the committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.

  Role of Compensation Consultants in Determining or Recommending Executive Compensation

        Our Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that it deems appropriate, in its sole discretion, to assist the committee in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants.

  Compensation of our Chief Executive Officer for 2008

        The employment agreement with Jay Sugarman, our chairman and chief executive officer, which was entered into effective March 31, 2004, expired on March 31, 2008. Mr. Sugarman continues to serve as our chief executive officer at the will of the board and his compensation terms are determined by our board of directors.

        For the 2008 fiscal year, Mr. Sugarman received a base salary of $1.0 million, which is the same base salary that he received in 2007. As a result of our performance in 2008, Mr. Sugarman proposed that he should be awarded no cash bonus for the year and the Compensation Committee agreed.

        Mr. Sugarman was granted incentive awards for his services in 2008. All of these incentive awards will vest only if specified performance-based conditions relating to total shareholder return are met, which means that a substantial portion of Mr. Sugarman's 2008 compensation will only be realized to the extent our share price increases over time and these performance-based conditions are achieved. Mr. Sugarman was granted the following incentive awards for services in 2008:

  •
  In light of the significant decline in our share price in 2008, which makes the performance thresholds of prior performance awards significantly more difficult to attain, we made special retention awards to key employees on October 9, 2008, including Mr. Sugarman. Mr. Sugarman was granted a conditional award of 2.0 million restricted stock units, subject to shareholder approval. These units will cliff vest in one installment on October 9, 2011 if Mr. Sugarman is employed on the vesting date, but only if the total shareholder return on our common stock is at least 25% per year (compounded at the end of the three-year vesting period and assuming reinvestment of dividends, if any) from the grant date of the awards through the vesting date. Total shareholder return will be calculated based on the average NYSE closing price for our common stock for the 20 trading days prior to the grant date (which was $3.38) compared to the

    20-day average prior to the vesting date. If this award is not approved by shareholders, it will be canceled. The fair value of the units at the date of grant, estimated utilizing a Monte Carlo valuation model to simulate a range of possible future stock prices in accordance with Statement of Financial Accounting Standards No. 123(R), or FAS 123(R), is $0.33 per unit. The valuation of this award was based on assumptions for a risk-free interest rate of 1.93%, expected stock price volatility of 86.39% and a zero annual dividend.

  •
  On December 19, 2008, Mr. Sugarman was granted a performance-based equity incentive award. The award entitles Mr. Sugarman to receive 4.0 million shares upon vesting, but only if specified price targets for our common stock are achieved, as follows: (a) if iStar common stock achieves a price of $4.00 or more (average price over 20 consecutive trading days) prior to December 19, 2009, the units will vest in three equal installments on January 1, 2010, January 1, 2011 and January 1, 2012; (b) if the $4.00 share price target is not achieved in the first year, but iStar common stock achieves a price of $7.00 or more (average price over 20 consecutive trading days) prior to December 19, 2010, the units will vest in two equal installments on January 1, 2011 and January 1, 2012; and (c) if neither the $4.00 nor the $7.00 share price target is achieved in the first or second year, but iStar common stock achieves a price of $10.00 or more (average price over 20 consecutive trading days) prior to December 19, 2011, the units vest in one installment on January 1, 2012. The fair value of these units at the date of grant, estimated utilizing a Monte Carlo valuation model to simulate a range of possible future stock prices in accordance with FAS 123(R), is $0.31 per unit. The valuation of this award was based on assumptions for a risk-free interest rate of 1.05%, expected stock price volatility of 113.13% and a $1.00 annual dividend.

        In determining the 2008 cash compensation and incentive awards for Mr. Sugarman, the Compensation Committee considered Mr. Sugarman's overall leadership and, in particular, his direction of the various strategic and operational measures undertaken in 2008 to combat adverse business conditions of historic magnitude, including the following:

  •
  We were able to partially mitigate the impact of the decline in operating results and reduced liquidity through aggressive liquidity initiatives, which included generating approximately $1.7 billion of proceeds from the sale of assets, including our timber portfolio, and repurchasing approximately $900 million face amount of our senior unsecured notes, resulting in a net gain on early extinguishment of debt of $392.9 million;

  •
  In mid-2008, we completed a $948 million first mortgage financing transaction secured by 34 properties in our corporate tenant lease portfolio;

  •
  We undertook (and in early 2009 completed) a new secured facility and restructuring of existing bank facilities that provide $1.0 billion in additional borrowing capacity and additional operating flexibility through the modification of certain financial covenants;

  •
  Responding to the increased level of non-performing loans in our portfolio, we redirected the majority of our personnel towards asset management and risk management activities; and

  •
  We streamlined our operations and implemented significant cost-reduction measures, including reductions in employee headcount.

  Compensation of Other Named Executive Officers for 2008

        The specific compensation decisions made for each of our other named executive officers for 2008 reflect the approach as described under 2008 Compensation—Overview. In determining the 2008 compensation of our other named executive officers, we evaluated their individual contributions and the performance of the group or initiatives that each individual leads under the direction of Mr. Sugarman.

        Ms. Rice, our chief financial officer, received a 2008 base salary of $350,000, which was unchanged from the prior year. Ms. Rice's 2008 annual cash bonus of $1,250,000 also was unchanged from 2007. Ms. Rice's bonus was approved based upon consideration of her contributions in leading the performance of the finance and accounting group in the context of very difficult market conditions that effectively brought the credit and capital markets to a standstill, including implementing various measures to improve our liquidity and strengthen our balance sheet, such as asset sales, debt retirement, new financings, managing our debt covenant compliance, and overseeing compliance with our financial reporting and accounting requirements resulting from write downs and write-offs of various assets and significant additions to provisions for loan losses. In addition, in December 2008, we agreed to pay Ms. Rice special cash compensation of $1,000,000 upon her retirement in March 2009, reflecting, among other things, her willingness to continue to work through that date to ensure a smooth transition of her responsibilities, her ongoing assistance in connection with the critical and complex restructuring of existing bank facilities, which was closed in March 2009, and her many years of valuable service as our chief financial officer.

        The annual base salary of Mr. Nydick, our president, was increased in September 2008 from $350,000 to $750,000 in recognition of the significant expanded management and operational responsibilities he has undertaken following the retirement of Timothy O'Connor, our chief operating officer, in June 2008. Mr. Nydick's annual cash bonus for 2008 increased by $500,000 (22.2%) to $2,750,000 based upon consideration of his strong performance as one of our key leaders, the significant expansion of his management and operational responsibilities, his significant role in managing our liquidity initiatives, his leadership in the consideration of other strategic transactions, the performance of the important strategic platforms that Mr. Nydick leads under the direction of Mr. Sugarman, and his leadership in the successful sale of various assets, including the timber portfolio which resulted in net proceeds of approximately $417 million and a gain of $261.7 million for the Company. In addition, the Compensation Committee took into account the fact that a prior incentive compensation arrangement under Mr. Nydick's employment agreement had never been formally implemented.

        Ms. Matis, our chief legal officer and chief investment officer, became an iStar employee in February 2008 and her annual base salary was set at $350,000. Ms. Matis was awarded an annual cash bonus for 2008 of $1,500,000, based upon consideration of her achievements in performing her critical role in overseeing the legal, tax, structuring and regulatory aspects of our operations and investment and financing transactions. In particular, Ms. Matis' expertise in real estate finance has been extremely valuable to the Company's efforts to execute secured financings, such as the $948 million secured financing completed in 2008 and the recent $1.0 billion secured financing and restructuring of existing bank facilities, and to the Company's efforts to resolve a significantly large portfolio of problem assets.

        Mr. Dorsch, our executive vice president, received a 2008 base salary of $250,000, which was unchanged from the prior year. Mr. Dorsch's 2008 annual cash bonus increased by $250,000 (25.0%) to $1,250,000, based upon consideration of his contributions in managing a very challenging investment portfolio, including properties acquired through or in lieu of foreclosure, and assuming primary responsibility for our land investments portfolio.

        The Compensation Committee also approved equity incentive awards for 2008 for each of these other named executive officers. These awards are described in the table on page 41 and are summarized below:

  •
  On January 18, 2008, these other named executive officers were awarded restricted stock units that will vest in equal annual installments over three years, each January following the date of the award if the officer is employed on the vesting date, in the following amounts: Ms. Rice, 44,346 units; Mr. Nydick, 88,692 units; Ms. Matis, 53,215 units; and Mr. Dorsch, 35,477 units.

  •
  Also on January 18, 2008, these other named executive officers were awarded performance-based restricted stock units in the following amounts: Ms. Rice, 35,477 units; Mr. Nydick, 44,346 units; Ms. Matis, 35,477 units; and Mr. Dorsch, 35,477 units. These awards will cliff vest in one installment on December 31, 2010 if the officer is employed on the vesting date, but only if the total shareholder return on our common stock is at least 20% (compounded annually and including dividends, if any) from the date of the awards through the vesting date. Total shareholder return will be calculated based on the average NYSE closing price for our common stock for the 20 trading days prior to the award date (which was $25.04) compared to the average 20-day closing price prior to the vesting date. The fair value of these units at the date of grant, estimated utilizing a Monte Carlo valuation model to simulate a range of possible future stock prices in accordance with FAS 123(R), is $5.06 per unit. The valuation of these awards was based on assumptions for a risk-free interest rate of 2.39%, expected stock price volatility of 27.46% and a zero annual dividend.

  •
  On October 9, 2008, Mr. Nydick was awarded 1,000,000 restricted stock units as a special retention award. These units will vest in installments over four years in amounts of 100,000 units, 200,000 units, 300,000 units and 400,000 units, respectively, on each anniversary of the award, if Mr. Nydick is employed on the vesting date.

  •
  Also on October 9, 2008, Ms. Rice was awarded 150,000 restricted stock units, Ms. Matis was awarded 300,000 restricted stock units and Mr. Dorsch was awarded 150,000 restricted stock units, as special retention awards. These units will cliff vest in one installment on October 9, 2011 if the officer is employed on the vesting date; however, the units awarded to Ms. Rice were forfeited upon Ms. Rice's retirement in March 2009.

  •
  On December 19, 2008, Mr. Nydick, Ms. Matis and Mr. Dorsch were awarded performance-based restricted stock units, subject to shareholder approval of the proposed 2009 LTIP, in the following amounts: Mr. Nydick, 1,000,000 units; Ms. Matis, 600,000 units; and Mr. Dorsch 500,000 units. The terms of these awards are described more fully under Proposal 2. The fair value of these units at the date of grant, estimated utilizing a Monte Carlo valuation model to simulate a range of possible future stock prices in accordance with FAS 123(R), is $0.31 per unit. The valuation of these awards was based on assumptions for a risk-free interest rate of 1.05%, expected stock price volatility of 113.13% and a $1.00 annual dividend.

Compensation Committee Report

        In connection with our oversight of the compensation programs of iStar Financial Inc., a Maryland corporation (the "Company"), we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        Submitted by the Compensation Committee:

    Robert W. Holman, Jr. (Chairman)
    Robin Josephs
    Jeffrey A. Weber

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Summary Compensation Table

        The following table sets forth the compensation information for Jay Sugarman, our chief executive officer, Catherine D. Rice, our chief financial officer in 2008, and our three other most highly-compensated executive officers during the 2008 fiscal year. Ms. Rice has retired effective March 6, 2009 and James Burns currently serves as our chief financial officer.

        As noted below, the amounts described in the "Stock Awards" column are calculated based on the prices of our common stock on the dates the awards were granted, do not reflect the significant declines in our stock price since the dates of the awards and also do not reflect compensation actually received by the named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Jay Sugarman	2008	1,000,000	0	3,937,530	(5)	0	0	0	463,178	5,400,708
Chairman and Chief	2007	1,000,000	3,000,000	2,202,377		0	0	0	482,336	6,684,713
Executive Officer(4)	2006	1,000,000	5,000,000	464,799		0	0	0	136,014	6,600,813

Catherine D. Rice	2008	350,000	1,250,000	1,598,514	(6)	0	0	0	143,259	3,341,773
Chief Financial Officer	2007	350,000	1,250,000	958,170		0	0	0	204,173	2,762,343
	2006	350,000	1,500,000	387,388		0	0	0	115,141	2,352,529

Jay S. Nydick	2008	483,333	2,750,000	2,169,376		0	0	0	242,282	5,644,991
President	2007	350,000	2,250,000	2,191,189	(7)	0	0	0	305,708	5,096,897
	2006	350,000	2,250,000	439,459		0	0	0	136,014	3,175,473

Nina B. Matis	2008	320,833	1,500,000	1,347,844		0	0	0	147,771	3,316,449
Chief Legal Officer and	2007	0	0	829,957		0	0	0	177,805	1,007,762
Chief Investment Officer(8)	2006	0	0	314,020		0	0	0	84,337	398,357

R. Michael Dorsch III	2008	250,000	1,250,000	1,203,164		0	0	0	121,497	2,824,758
Executive Vice President	2007	250,000	1,000,000	840,967		0	0	0	186,307	2,277,274
	2006	248,333	1,125,000	439,647		0	0	0	128,127	1,941,107

(1)
Amounts included in the "Bonus" column represent cash incentive bonuses paid for services during the year noted and are paid in January of the following year.

(2)
Amounts included in the "Stock Awards" column primarily represent the compensation expense related to the restricted stock units recorded in the Company's consolidated financial statements for 2008, 2007 and 2006 pursuant to FAS 123(R). Amounts shown do not reflect compensation actually received by the named executive officer. This compensation expense relates to restricted stock units awarded to the named executives and is calculated by ratably allocating fair value of the awards over the required service or vesting period. The fair value of service-based restricted stock units is calculated by multiplying the number of units by the closing price of our common stock on the date of the award. The fair value of performance-based restricted stock units is estimated utilizing a Monte Carlo valuation model to simulate a range of possible future stock prices. For a description of the assumptions used in these valuations, please refer to Note 2 of the table on page 2 of this proxy statement.

(3)
For all named executive officers, "All Other Compensation" includes dividend equivalents paid on restricted stock units (in 2008, $453,127 for Mr. Sugarman, $133,209 for Ms. Rice, $232,441 for Mr. Nydick, $144,672 for Ms. Matis and $111,111 for Mr. Dorsch; in 2007, $472,372 for Mr. Sugarman, $194,209 for Ms. Rice, $295,954 for Mr. Nydick, $177,805 for Ms. Matis and $176,008 for Mr. Dorsch; and in 2006, $126,505 for Mr. Sugarman, $105,419 for Ms. Rice, $126,505 for Mr. Nydick, $84,337 for Ms. Matis and $118,072 for Mr. Dorsch), the Company's matching contributions to the named executive officer's account in our 401(k) Plan, and additional compensation attributable to certain life insurance and disability insurance premiums. The dividend equivalents were paid to the named executive officers in the same amount and at the same time as dividends were paid on equivalent amounts of our common stock. Dividends on our common stock, and consequently dividend equivalent payments, have not been paid since the second quarter 2008 dividend that was paid on July 31, 2008.

(4)
Pursuant to an employment agreement, which expired March 31, 2008, Mr. Sugarman received an annual salary in 2007 of $1.0 million and an annual cash bonus for 2007 that was $3.0 million. Please refer to the Compensation Discussion and Analysis for further discussion of Mr. Sugarman's compensation.

(5)
Mr. Sugarman's stock awards excludes 2,000,000 shares awarded in October 2008 subject to shareholder approval, as compensation cost is not recorded on these shares until approved by shareholders, in accordance with FAS 123(R).

(6)
For Ms. Rice, the "Stock Awards" column for 2008 includes the value of 75,442 unvested restricted stock units, for which we agreed to accelerate the vesting upon her retirement in March 2009, and does not include the value of 150,000 restricted stock units awarded in October 2008, which were forfeited upon her retirement.

(7)
For Mr. Nydick, the "Stock Awards" column for 2007 also includes $882,761, representing the fair value of 31,204 shares of our common stock that he was awarded during 2007 in connection with the non-renewal of his employment agreement. The fair value of the shares awarded was calculated by multiplying the number of shares by the closing price of our common stock on the date of the award. Please refer to the Compensation Discussion and Analysis for further discussion of Mr. Nydick's compensation.

(8)
Ms. Matis became our employee on February 29, 2008. Prior to becoming our employee, Ms. Matis did not receive a salary or cash incentive bonus, but did receive stock awards.

Grants of Plan-Based Awards

        The following table includes information regarding all plan-based awards granted to the named executive officers during 2008. The amounts of these awards that were expensed are shown in the Summary Compensation Table on the previous page. The unvested portion of the stock awards identified in the table below is also reported in the Outstanding Equity Awards Table on page 41.

        As described in the notes below, all plan-based awards granted in 2008 were in the form of restricted stock units. The grant date fair value amounts of service-based awards are calculated based on the prices of our common stock on the dates the awards were granted. In most cases, the price of our common stock has declined significantly since the dates of the awards. The grant date fair value of performance-based awards is estimated using a Monte Carlo valuation model to simulate a range of possible future stock prices (for a description of the assumptions used in these valuations, please refer to Note 2 of the table on page 2 of this proxy statement).

        All of these awards are subject to vesting requirements before the named executive officers will realize compensation benefits from these awards. The awards are subject to vesting periods of at least three years, in order to provide retention incentives for our key personnel. In addition, a significant portion of the equity awards, including all of the year-end awards, are also subject to performance-based vesting and will vest only if specific stock price targets are achieved. For example, the performance targets for awards that were made in January 2008, are based on our stock price of $25.04 at the time of those awards, which is significantly higher than our current stock price.

        In prior years, this table described our high performance unit, our HPU, program under which we established performance-based employee compensation plans that have significant value to the participants only if the Company provides superior returns to its shareholders. The HPU program is more fully described elsewhere in this proxy statement and in Note 12 to our consolidated financial statements, included in the 2008 Annual Report on Form 10-K, as filed with the SEC. Our employees who participated in these HPU plans invested an aggregate of approximately $9.7 million of their personal funds to purchase interests in these plans, of which $1.5 million was invested in separate plans maintained for our CEO and our president. The HPU plans maintained for our CEO and president did not meet the performance thresholds. As a result, they lost their entire $1.5 million investment. The plans maintained for our other employees met the performance thresholds in three plans. Four other HPU plans did not meet their thresholds; therefore, the employees' investments in those plans in the aggregate amount of $2.4 million were lost.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)		Maximum (#)

Jay Sugarman(2)	1/18/2008	0	0	0	0			0	177,384	(3)	4,118,856	(4)
	1/18/2008	0	0	0	0	177,384	(5)	0			897,563	(6)

Catherine D. Rice	1/18/2008	0	0	0	0			0	44,346	(3)(8)	1,029,714	(4)
	1/18/2008	0	0	0	0	35,477	(5)(8)	0			179,514	(6)

Jay S. Nydick	1/18/2008	0	0	0	0			0	88,692	(3)	2,059,428	(4)
	1/18/2008	0	0	0	0	44,346	(5)	0			224,391	(6)
	10/9/2008	0	0	0	0			0	1,000,000	(11)	1,360,000	(4)

Nina B. Matis	1/18/2008	0	0	0	0			0	53,215	(3)	1,235,652	(4)
	1/18/2008	0	0	0	0	35,477	(5)	0			179,514	(6)
	10/9/2008	0	0	0	0			0	300,000	(9)	408,000	(4)

R. Michael Dorsch III	1/18/2008	0	0	0	0			0	35,477	(3)	823,776	(4)
	1/18/2008	0	0	0	0	35,477	(5)	0			179,514	(6)
	10/9/2008	0	0	0	0			0	150,000	(9)	204,000	(4)

(1)
Represents restricted stock units granted to the named executives in 2008. These restricted stock units represent the right to receive an equivalent number of shares of our common stock if and when the units have vested. Vesting is based on continued employment and certain conditions further described below, where applicable. Units that are not vested may not be sold, transferred or pledged except by will, the laws of descent or to or for the benefit of the named executive officer's family. Under the standard award provisions, if the named executive officer voluntarily terminates employment, or we terminate the named executive officer's employment for cause (as defined in the award), any unvested portion of the units will be forfeited automatically as of the date of termination.

(2)
As described in Proposal 3, Mr. Sugarman was granted 2,000,000 performance-based retention award restricted stock units on October 9, 2008 subject to shareholder approval. Mr. Sugarman's stock awards granted listed in this table excludes these units, as they are not considered granted until approved by shareholders, in accordance with FAS 123(R). If this award is approved by shareholders, the units will cliff vest in one installment on October 9, 2011 if Mr. Sugarman is employed on the vesting date, but only if the total shareholder return on our common stock is at least 25% per year (compounded at the end of the three-year vesting period and including dividends, if any), based on the average NYSE closing price for our common stock for the 20 days prior to the award date, which was $3.38, compared to the average 20-day closing price prior to the vesting date. If this award is not approved by shareholders, it will be canceled.

(3)
These restricted stock units granted in January 2008 will vest in equal annual installments over three years, each January following the date of the award, if the executive is employed on the vesting date. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

(4)
The value of these service-based awards is based on the fair value as of the grant date of such award, determined pursuant to FAS 123(R), which is calculated by multiplying the number of units by the closing price of our common stock on the date of the award.

(5)
These restricted stock units granted in January 2008 will cliff vest in one installment on December 31, 2010 if the executive is employed on the vesting date, but only if the total shareholder return on our common stock is at least 20% (compounded annually and including dividends, if any), based on the average NYSE closing price for our common stock for the 20 days prior to the award date, which was $25.04, compared to the average 20-day closing price prior to the vesting date.

(6)
The grant date fair value of performance-based awards is estimated using a Monte Carlo valuation model to simulate a range of possible future stock prices (for a description of the assumptions used in these valuations, please refer to Note 2 of the table on page 2 of this proxy statement).

(7)
As described in Proposal 2, these restricted stock units were granted on December 19, 2008 and will vest only if specified price targets for our common stock are achieved within three years, as follows: (a) if iStar common stock achieves a price of $4.00 or more (average price over 20 consecutive trading day) or more in the first year after the award is granted (i.e., prior to December 19, 2009), the units will vest in equal installments over three years, on January 1, 2010, January 1, 1011 and January 1, 2012; (b) if the units do not vest in the first year, but iStar common stock achieves a price of $7.00 or more (average price over 20 consecutive trading days) prior to December 19, 2010, the units will vest in two equal installment on, January 1, 2011 and January 1, 2012; and (c) if the units do not vest in the first or second year, but iStar common stock achieves a price of $10.00 or more (average price over 20 consecutive trading days) prior to December 19, 2011, the units will vest in one installment on January 1, 2012. If shareholders do not approve these awards as part of the 2009 Plan, these awards will be settled in cash, which will vest and be paid only if specified price targets for our common stock are achieved within three years, as described above.

(8)
In connection with Ms. Rice's retirement in March 2009, we agreed to accelerate the vesting of these restricted stock units on March 6, 2009, her retirement date.

(9)
These restricted stock units granted on October 9, 2008 for purposes of retention will cliff vest in one installment on October 9, 2011 if the executive is employed on the vesting date. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

(10)
Ms. Rice's October 2008 award was forfeited upon her retirement in March 2009.

(11)
The restricted stock units granted to Mr. Nydick on October 9, 2008 for purposes of retention will vest in installments over four years, if Mr. Nydick is employed on the vesting date, as follows: 10% of the units will vest on October 9, 2009, 20% of the units will vest on October 9, 2011, 30% of the units will vest on October 9, 2012 and 40% of the units will vest on October 9, 2013. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

Outstanding Equity Awards

        The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2008 including stock option awards and unvested restricted stock units. We have not granted any stock options since 2003.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jay Sugarman(2)	333,333	$16.88	1/3/2010	13,691	(3)	30,531	—		—
				69,343	(4)	154,636
				177,384	(5)	395,566
							177,384	(6)	395,566
							4,000,000	(7)	8,920,000

Catherine D. Rice				11,409	(8)	25,442	—		—
				20,803	(8)	46,390
				44,346	(8)	98,892
				150,000	(8)	334,500	35,477	(8)	79,114

Jay S. Nydick				13,691	(3)	30,531	—		—
				31,205	(4)	69,586
				88,692	(5)	197,783
							44,346	(6)	98,892
				1,000,000	(9)	2,230,000
							1,000,000	(7)	2,230,000

Nina B. Matis				9,127	(3)	20,353
				20,803	(4)	46,391
				53,215	(5)	118,669
							35,477	(6)	79,114
				300,000	(10)	669,000
							600,000	(7)	1,338,000

R. Michael Dorsch III				12,778	(3)	28,495	—		—
				15,602	(4)	34,792
				35,477	(5)	79,114
							35,477	(6)	79,114
				150,000	(10)	334,500
							500,000	(7)	1,115,000

(1)
The market value of unvested restricted stock units is calculated by multiplying the number of units by $2.23, the closing market price of our common stock on December 31, 2008.

(2)
As described in Proposal 3, Mr. Sugarman was granted 2,000,000 performance-based retention award restricted stock units on October 9, 2008 subject to shareholder approval. Mr. Sugarman's stock awards granted listed in this table excludes these units, as they are not considered granted until approved by shareholders, in accordance with FAS 123(R). If this award is approved by shareholders, the units will cliff vest in one installment on October 9, 2011 if Mr. Sugarman is employed on the vesting date, but only if the total shareholder return on our common stock is at least 25% per year (compounded at the end of the three-year vesting period and including dividends, if any), based on the average NYSE closing price for our common stock for the 20 days prior to the award date, which was $3.38, compared to the average 20-day closing price prior to the vesting date. If this award is not approved by shareholders, it will be canceled.

(3)
These restricted stock units originally granted in January 2006 will vest on January 2, 2009.

(4)
These restricted stock units originally granted in January 2007 will vest in two equal installments on January 2, 2009 and 2010.

(5)
These restricted stock units granted in January 2008 will vest in three equal installments on January 2, 2009, 2010 and 2011.

(6)
These restricted stock units granted in January 2008 will cliff vest in one installment on December 31, 2010 if the executive is employed on the vesting date, but only if the total shareholder return on our common stock is at least 20% (compounded annually and including dividends, if any), based on the average NYSE closing price for our common stock for the 20 days prior to the award date, which was $25.04, compared to the average 20-day closing price prior to the vesting date.

(7)
As described in Proposal 2, these restricted stock units were granted on December 19, 2008 subject to shareholder approval and will vest only if specified price targets for our common stock are achieved within three years, as follows: (a) if iStar common stock achieves a price of $4.00 or more (average price over 20 consecutive trading days) prior to December 19, 2009, the units will vest in three equal installments on January 1, 2010, January 1, 2011 and January 1, 2012; (b) if the $4.00 share price target is not achieved in the first year, but iStar common stock achieves a price of $7.00 or more (average price over 20 consecutive trading days) prior to December 19, 2010, the units will vest in two equal installments on January 1, 2011 and January 1, 2012; and (c) if neither the $4.00 nor the $7.00 share price target is achieved in the first or second year, but iStar common stock achieves a price of $10.00 or more (average price over 20 consecutive trading days) prior to December 19, 2011, the units vest in one installment on January 1, 2012. If shareholders do not approve these awards as part of the 2009 Plan, these awards will be settled in cash, which will vest and be paid only if specified price targets for our common stock are achieved within three years, as described above.

(8)
In connection with Ms. Rice's retirement in March 2009, we agreed to accelerate the vesting of 75,442 restricted stock units that were unvested on March 6, 2009, her retirement date, and 150,000 restricted stock units awarded to her in October 2008 were forfeited.

(9)
The restricted stock units granted to Mr. Nydick on October 9, 2008 for purposes of retention will vest in installments over four years, if Mr. Nydick is employed on the vesting date, as follows: 10% of the units will vest on October 9, 2009, 20% of the units will vest on October 9, 2010, 30% of the units will vest on October 9, 2011 and 40% of the units will vest on October 9, 2012. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

(10)
These restricted stock units granted on October 9, 2008 for purposes of retention will cliff vest in one installment on October 9, 2011 if the executive is employed on the vesting date. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

Disclosure of Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(In thousands)		(In thousands)
Equity compensation plans approved by security holders-stock options(1)	529	$19.43	425
Equity compensation plans approved by security holders—restricted stock awards(2)	4,914	N/A	N/A
Equity compensation plans approved by security holders—high performance units(3)	—	N/A	N/A
Equity compensation plans not approved by security holders—restricted stock awards(4)(5)	12,164	N/A	N/A

Total	17,607		425

(1)
Stock Options—As more fully discussed in Note 12 to the Company's Consolidated Financial Statements, there were approximately 529,000 stock options outstanding as of December 31, 2008. These 529,000 options, together with their weighted-average exercise price, have been included in columns (a) and (b), above. The 425,000 in column (c) represents the aggregate amount of stock options, shares of restricted stock awards or other performance awards that could be granted under compensation plans approved by the Company's security holders after giving effect to previously issued awards of stock options, shares of restricted stock and other performance awards (see Note 12 to the Company's Consolidated Financial Statements for a more detailed description of the Company's Long-Term Incentive Plan).

(2)
Restricted Stock—As of December 31, 2008, the restrictions on 4.4 million shares of restricted stock relate to the passage of time for vesting periods which have not lapsed and restrictions on 0.5 million shares relate to both passage of time for vesting periods which have not lapsed and the achievement of specified targets for shareholder return and are thus not included in the Company's outstanding share balance. These shares have been included in column (a), above (see Note 12 to the Company's Consolidated Financial Statements for a more detailed description of the Company's restricted stock grants). The amounts shown in column (a) also include 91,000 common stock equivalents awarded to our non-employee directors in consideration of their service to us as directors. The Company has awarded 2,500 common stock equivalents to each non-employee director on the date of each annual meeting of shareholders or upon hiring a new board member, pursuant to the Company's Non-Employee Directors' Deferral Plan, which was approved by the Company's shareholders in May 2008. Common stock equivalents represent rights to receive shares of Common Stock, or cash in amount equal to the fair market value of the Common Stock, at the date the Common Stock Equivalents are settled based upon individual elections made by each director. Common stock equivalents have dividend equivalent rights beginning on the date of grant.

(3)
High Performance Unit Program—In May 2002, the Company's shareholders approved the iStar Financial High Performance Unit Program. The Program is more fully described in Note 12 to the Company's Consolidated Financial Statements. The program entitles the employee participants to receive distributions in the nature of common stock dividends if the total rate of return on the Company's Common Stock exceeds certain performance levels. The first, second and third tranches of the program were completed on December 31, 2002, 2003 and 2004, respectively. The program participants are entitled to share in distributions equivalent to dividends payable on 819,254 shares, 987,149 shares and 1,031,875 shares of the Company's Common Stock, in the aggregate, as and when such dividends are paid by the Company for the 2002, 2003 and 2004 plans, respectively. Such dividend payments for the first tranche began with the first quarter 2003 dividend, for the second tranche began with the first quarter 2004 dividend and those for the third tranche began with the first quarter 2005 dividend and reduced net income allocable to common stockholders when paid. The valuation period for the fourth, fifth, sixth and seventh tranches of the plan were completed on December 31, 2005, 2006, 2007 and 2008, respectively, and they did not meet the performance thresholds. As a result, the participants in the 2005, 2006, 2007 and 2008 plans are not entitled to any dividend payments and no shares of the Company's Common Stock will be issued in connection with these programs (see Note 12 to the Company's Consolidated Financial Statements for a more detailed description of the Company's High Performance Unit Program).

(4)
Restricted Stock (not approved)—On December 19, 2008, the Company granted a total of 10,164,000 performance-based restricted stock units ("Units") to executives and other officers of the Company. The performance and vesting conditions of these Units are described on page 9 and elsewhere in this proxy statement. These Units have been granted subject to shareholder approval of the 2009 Plan at the annual meeting. If shareholder approval is not obtained, the Units will be settled by the Company in cash if an applicable price target is achieved. Such cash payments are subject to the same performance and vesting conditions described on page 9 and elsewhere in this proxy statement.

(5)
Restricted Stock (not approved)—On October 9, 2008, the Company granted a special retention award of 2,000,000 performance-based Units to our chairman and chief executive officer, subject to shareholder approval. The performance and vesting conditions of these Units are described on pages 10-11 and elsewhere in this proxy statement.

Aggregate Option Exercises and Stocks Vested in 2008 and Fiscal Year-End Option Values

        The following table presents information for the named officers relating to stock option exercises during 2008 and restricted stock units that have vested during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number Of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jay Sugarman	288,111	1,792,567	48,363	1,255,749
Catherine D. Rice			21,811	564,754
Jay S. Nydick			29,294	759,001
Nina B. Matis			19,529	505,992
R. Michael Dorsch III			20,579	532,250

(1)
The amounts of shares received by Mr. Sugarman, Ms. Rice, Mr. Nydick, Ms. Matis and Mr. Dorsch upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, as applicable, were 28,931, 13,357, 18,021, 19,529 and 20,579 shares, respectively.

Pension Benefits; Deferred Compensation

        We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

Employment Agreements with Named Executive Officers

        As discussed under "Executive Compensation: Compensation Discussion and Analysis," our employment agreement with Mr. Sugarman, our chief executive officer, expired on March 31, 2008 and our employment agreement with Mr. Nydick, our president, expired on December 31, 2007. By mutual agreement of the parties, these agreements were not renewed or extended at their expiration, although the employment of these executives continues. As a result, Messrs. Sugarman and Nydick, along with all of the Company's other named executive officers, serve at the will of the board. No severance awards were paid to Messrs. Sugarman or Nydick in connection with the expiration of their employment agreements.

Severance, Change-in-Control or Similar Arrangements

        We do not maintain any severance, change-in-control or similar programs or arrangements that provide for payments to the named executive officers following termination of employment or a change of control of the Company, except as described herein.

        Under the High Performance Unit, or HPU, program, upon a change of control (as defined in the HPU plan documents) the HPU participants will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by the equivalent number of shares represented by their outstanding HPU interests for which valuation dates have occurred. Mr. Sugarman and Mr. Nydick do not hold any outstanding HPU interests. With respect to the interests held in the HPU plans by other named executive officers currently employed by the Company, Ms. Matis and Mr. Dorsch will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by 212,874 shares in the case of Ms. Matis and 141,915 shares in the case of Mr. Dorsch. If a change-in-control transaction occurred on December 31, 2008, Ms. Matis and Mr. Dorsch would have received consideration in the transaction in respect of their HPU interests having equity value of $474,709 and $316,470, respectively, based upon the $2.23 per share NYSE closing price of our common stock as of that date and assuming the consideration received is equal to such closing price on such date. No consideration is payable in a change-in-control transaction with respect to HPU interests that have been redeemed or for which valuation dates have not yet occurred.

        Under the standard terms of our restricted stock unit awards, in the event an employee's employment is terminated by us without cause, the unvested portion of the employee's restricted stock units will be accelerated. If employment of our named executive officers had been terminated without cause on December 31, 2008, the named executive officers would have received accelerated vesting of unvested units in the amounts, and having the values, set forth below:

Name	Number of Units That Have Not Vested	Market Value of Units That Have Not Vested(1)
Jay Sugarman	4,437,802	$9,896,299
Catherine D. Rice	112,035	$249,837
Jay S. Nydick	2,177,934	$4,856,792
Nina B. Matis	1,018,622	$2,271,527
R. Michael Dorsch III	749,334	$1,671,015

    (1)
    Based on the $2.23 per share of NYSE closing price of our common stock as of December 31, 2008.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Ms. Robin Josephs (Chairperson), John G. McDonald and Jeffrey A. Weber. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board, nor has such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were met.

 DIRECTOR COMPENSATION

        We pay non-employee directors an annual retainer of $50,000, paid in quarterly installments of $12,500. Additional retainer payments are not made to the chairpersons of board committees or to our Lead Director. Non-employee directors also receive $2,000 for attendance at board meetings. The Audit Committee chairperson receives $2,750 for attendance at Audit Committee meetings and other Audit Committee members receive $2,000 per Audit Committee meeting. Other committee chairpersons receive $2,250 for attendance at committee meetings and other committee members receive $1,500 per committee meeting. Each non-employee director also received in 2008 an annual grant of 2,500 common stock equivalents, or CSEs, at the time of the annual shareholders meeting. In 2008, Ms. Josephs also received a special award of 2,571 CSEs in consideration of her services as Lead Director. The CSEs generally vest at the time of the next subsequent annual shareholders meeting, although vesting is accelerated in limited circumstances. An amount equal to the dividends paid on an equivalent number of shares of the Company's common stock is paid on the CSEs from the date of grant, as and when dividends are paid on the common stock. Under the Non-Employee Directors' Deferral Plan, directors have the opportunity to defer the receipt of some or all of their compensation in accordance with the provisions of the plan.

        The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2008. Jay Sugarman, our chairman and chief executive officer, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director. Compensation for Mr. Sugarman is shown in the Summary Compensation Table on page     .

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)(4)	Total ($)
Glenn R. August	115,225	(1,551)	0	0	0	15,225	128,899
Robert W. Holman, Jr.	172,115	(1,551)	0	0	0	26,115	196,679
Robin Josephs	189,720	(580)	0	0	0	28,471	217,611
John G. McDonald	119,250	(1,551)	0	0	0	29,462	147,161
George R. Puskar	157,425	(1,551)	0	0	0	23,925	179,799
Dale A. Reiss	59,000	892	0	0	0	0	59,892
Jeffrey A. Weber	123,250	(1,551)	0	0	0	24,401	146,100

(1)
Amounts included in the "Stock Awards" column reflect the compensation expense recorded in the Company's consolidated financial statements for 2008 pursuant to FAS 123(R) related to CSE awards made to the directors under the Non-Employee Directors' Deferral Plan. Amounts shown do not reflect compensation actually received by the directors. These compensation costs relate to CSEs awarded to the named directors in 2008 and 2007 and are calculated by ratably allocating the fair value of the awards over the required service or vesting period, which is generally one year from the date of grant. The CSE awards are classified as liability-based awards under FAS 123(R) due to the fact that they can be settled in shares of stock or cash at the Directors' option. Based on this classification, the Company is required to record compensation expense based on the period-ending fair value of the awards as determined by the closing price of shares of our common stock. Based on the change in the value of the 2007 CSE awards during 2008, the Company recorded negative compensation expense for these awards. As of December 31, 2008, each director held the following aggregate number of CSEs, including additional CSEs credited as a result of reinvestment of dividend equivalents: Glenn R. August—10,000 CSEs; Robert W. Holman, Jr.—

  16,259 CSEs; Robin Josephs—18,898 CSEs; John G. McDonald—20,868 CSEs; George R. Puskar—15,000 CSEs; Dale Anne Reiss—2,500 CSEs; and Jeffrey A. Weber—17,195 CSEs.

(2)
The Company recorded no compensation expense in the 2008 consolidated financial statements pursuant to FAS 123(R) related to stock option awards made to the directors. No option awards were granted to directors in 2008. As of December 31, 2008, each director held the following aggregate number of options outstanding: Glenn R. August—no options; Robert W. Holman, Jr.—30,000 options; Robin Josephs—15,994 options; John G. McDonald—30,000 options; George R. Puskar—no options; Dale A. Reiss—no options; and Jeffrey A. Weber—no options.

(3)
For all directors, "All Other Compensation" includes dividend equivalents paid on CSEs. The dividend equivalents were paid to the directors in the same amount and at the same time as dividends were paid on equivalent amounts of our common stock. In accordance with the Non-Employee Directors' Deferral Plan, certain directors have elected to have additional CSEs credited to their accounts in lieu of receiving dividend equivalents on their CSEs, based on the fair market value of our common stock on the dividend payment dates.

(4)
Our directors are eligible to participate in our broad-based matching gifts program under which the Company will donate funds equal to contributions made by directors or employees to a qualified nonprofit organization, up to a maximum annual matching contribution per individual of $5,000 for directors and senior officers, $2,500 for other officers and $1,500 for other employees. In 2008, we made matching gifts to charitable organizations designated by the following directors in the amounts listed after their respective names: Mr. Holman ($5,000), Ms. Josephs ($1,300), Mr. Puskar ($5,000) and Ms. Reiss ($5,000).

 INDEMNIFICATION

        The Company and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another Company at our request. The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

ACCOUNTING FEES AND SERVICES

        Fees paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the last two fiscal years were as follows:

        Audit Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2008 and December 31, 2007 for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audits of the Company's consolidated financial statements and of its internal control over financial reporting and its limited reviews of the unaudited consolidated interim financial statements of the Company, were approximately $1,636,327 and $1,694,180, respectively. In each of these years, these services included the issuance of consents and comfort letters for filings initiated by the Company (e.g., a shelf registration and related debt and equity offerings), the issuance of mortgage servicing compliance reports and statutory audits of wholly-owned consolidated subsidiaries.

        Audit-Related Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2008 and December 31, 2007 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not disclosed under "Audit Fees" above, were approximately $329,468 and $753,309, respectively. These audit-related fees included fees related to consultations concerning financial accounting and reporting standards and audits of wholly-owned consolidated secured financing subsidiaries. In addition to these services, in 2007, audit-related fees included audits in connection with acquisitions and the Company's employee benefit plan audit.

        Tax Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2008 and December 31, 2007 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $618,617 and $1,080,389, respectively. These services included income tax compliance and related tax services.

        All Other Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2008 and December 31, 2007 for all other professional services rendered by PricewaterhouseCoopers LLP (including software licensing fees in each of these years and market analysis related to acquisitions in 2007) were approximately $975 and $29,990, respectively.

        Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full board.

        Our Audit Committee must pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to us or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimus exception in Section 10A of the Securities Exchange Act of 1934, as amended. During fiscal 2008, the Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information available to us as of April 2, 2009 with respect to any common stock owned by our continuing directors and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock. This table includes options that are currently exercisable or exercisable within 60 days of the date of this proxy statement and CSEs awarded to non-employee directors under the iStar Financial Inc. Non-Employee Directors Deferral Plan. There are no other directors, nominees for director or executive officers who beneficially own common stock.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned		% of Basic Common Stock Outstanding(2)
Glenn R. August(3)	1,092,155	(4)	1.1%
James D. Burns(3)	7,435	(5)	*
Robert W. Holman, Jr.(3)	401,290	(6)	*
Robin Josephs(3)	82,671	(7)	*
Nina B. Matis(3)	52,729	(8)	*
John G. McDonald(3)	132,500	(9)	*
Jay S. Nydick(3)	43,665	(10)	*
George R. Puskar(3)	68,800	(11)	*
Dale Anne Reiss(3)	15,000	(12)	*
Jay Sugarman(3)	3,077,065	(13)	3.0%
Jeffrey A. Weber(3)	70,446	(14)	*
Franklin Resources, Inc.	13,329,147	(15)	13.0%
All executive officers, directors and nominees for director as a group (11 persons)	5,048,756	(16)	5.0%

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of April 2, 2009, 101,596,072 shares of common stock were considered outstanding (consisting of 137,829,836 issued shares less 36,233,764 shares issued but not outstanding).

(3)
c/o iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Includes 1,012,739 shares of common stock owned directly by Mr. August and 69,416 shares owned indirectly through a family trust, and 10,000 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(5)
Includes 6,180 shares held directly by Mr. Burns and 1,255 shares of common stock owned indirectly by Mr. Burns through an Individual Retirement Account. Does not include 55,459 unvested restricted stock units granted to Mr. Burns, which represent the right to receive shares of common stock if and when the units vest, or 100,000 restricted stock units granted to Mr. Burns subject to approval of the 2009 Plan by shareholders.

(6)
Includes 13,759 shares of common stock owned directly by Mr. Holman, 242,186 shares owned indirectly by Mr. Holman through a partnership, 112,846 shares owned indirectly through a family trust, 2,500 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 30,000 shares subject to options that are currently exercisable or exercisable within 60 days.

(7)
Includes 14,190 shares of common stock owned directly by Ms. Josephs, 15,060 shares owned indirectly by her spouse, 22,927 shares owned indirectly through a family trust, 12,000 shares owned indirectly through an Individual Retirement Account, 2,500 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 15,994 shares subject to options that are currently exercisable or exercisable within 60 days.

(8)
Includes 52,729 shares of common stock owned directly by Ms. Matis. Does not include 381,354 unvested restricted stock units granted to Ms. Matis, which represent the right to receive shares of common stock if and when the units vest, or 600,000 restricted stock units granted to Ms. Matis subject to approval of the 2009 Plan by shareholders.

(9)
Includes 49,182 shares of common stock owned indirectly by Professor McDonald through an Individual Retirement Account, 50,818 shares owned indirectly through a family trust, 2,500 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 30,000 shares subject to options that are currently exercisable or exercisable within 60 days.

(10)
Includes 43,665 shares of common stock owned directly by Mr. Nydick. Does not include 11,000 shares of preferred stock owned directly by Mr. Nydick. Also does not include 1,118,986 unvested restricted stock units granted to Mr. Nydick, which represent the right to receive shares of common stock if and when the units vest, or 1,000,000 restricted stock units granted to Mr. Nydick subject to approval of the 2009 Plan by shareholders.

(11)
Includes 12,500 shares of common stock owned directly by Mr. Puskar, 18,500 shares owned indirectly by Mr. Puskar's spouse, 35,300 shares owned indirectly through Individual Retirement Accounts and 2,500 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(12)
Includes 12,500 shares of common stock owned indirectly by Ms. Reiss through a family trust and 2,500 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(13)
Includes 2,699,188 shares of common stock owned directly by Mr. Sugarman, 44,544 shares owned indirectly through Mr. Sugarman's spouse and 333,333 shares subject to options that are currently exercisable or exercisable within 60 days. Does not include 2,000 shares of preferred stock owned directly by Mr. Sugarman. Does not include 330,311 restricted stock units granted to Mr. Sugarman which represent the right to receive shares of common stock if and when the units vest, 2,000,000 restricted stock units granted to Mr. Sugarman subject to shareholder approval as described in this proxy statement or 4,000,000 restricted stock units granted to Mr. Sugarman subject to approval of the 2009 Plan by shareholders.

(14)
Includes 70,446 shares of common stock owned directly by Mr. Weber and 2,500 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(15)
This information, as of December 31, 2008, was obtained from a Schedule 13G filed with the SEC. This shareholder's address is One Franklin Parkway, San Mateo, CA 94403-1906.

(16)
Of these shares, a total of 355,032 shares of common stock are pledged as security.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As described elsewhere in this proxy statement, in 2002, we implemented a High Performance Unit program, or HPU Program, as part of our overall compensation program. The HPU Program was a performance-based employee compensation plan that had significant value to the participants only if the Company provided superior returns to its shareholders. Employees purchased their interests in the HPU Program at fair market value. HPU interests with valuation dates ranging from December 31, 2002 through December 31, 2008 were sold to employees and senior management. The participants in these HPU plans invested an aggregate of approximately $9.7 million of their personal funds to purchase interests in these HPU plans, of which $1.5 million was invested in separate plans maintained for our CEO and our president. The plans maintained for our CEO and president did not meet the performance thresholds. As a result, they lost their entire $1.5 million investment. The plans maintained for our other employees met the performance thresholds in three plans. Four other plans did not meet their thresholds; therefore, the employees' investments in them were lost. We did not issue any interests in the HPU Program in 2008.

        The participants in the three plans that achieved the performance thresholds are entitled to receive aggregate distributions equivalent to the amount of cash dividends and other distributions payable on our common stock, as and when such dividends and other distributions are paid, equivalent to the following amounts of shares: 2002 HPU plan: 819,254 shares; 2003 HPU plan: 987,149 shares; and 2004 HPU plan: 1,031,875 shares. Upon a change of control as defined in the HPU plan documents, the HPU participants in these three plans will be entitled to receive, in the aggregate, the per share consideration paid to our common shareholders in the change of control transaction multiplied by 819,254 shares; 987,149 shares; and 1,031,875 shares, respectively.

        In 2005 we acquired a 47.5% interest in Oak Hill Advisors, L.P. and related entities for an aggregate purchase price of approximately $200 million, consisting of $151 million in cash and $49 million in shares of our common stock (1,164,310 shares). In connection with that acquisition, we appointed Glenn R. August, the president and senior partner of Oak Hill Advisors, L.P., to our board of directors. Mr. August, entities controlled by him and trusts for the benefit of Mr. August and his family received approximately half of the transaction consideration. We also hold 47.5% interests in each of Oak Hill Credit Alpha MGP, LLC, OHA Finance MGP, LLC, OHA Capital Solutions MGP, LLC, Oak Hill Credit Opportunities MGP, LLC, and OHA Strategic Credit Fund, LLC, and 48.1% interests in each of OHSF GP Partners, LLC and OHSF GP Partners II, LLC, all of which are entities related to Oak Hill Advisors, L.P. and Mr. August. As of December 31, 2008, the carrying value of our investments in these ventures was $181.1 million. Earnings from these investments were $28.2 million for the year ended December 31, 2008. We have also invested in nine funds managed by Oak Hill Advisors, L.P., which have a carrying value of $2.4 million as of December 31, 2008. We recorded losses of $1.5 million from these investments and impairments of $4.8 million on these investments during 2008.

        On April 1, 2008, one of our subsidiaries, TimberStar Southwest Investor LLC, or TimberStar, and equity investors MSD Capital, L.P., York Capital Management, LLC, its affiliate York Select, L.P., and Perry Capital, LLC completed the previously-announced sale of their interests in TimberStar Southwest LLC to an affiliate of Hancock Timber Resources Group, a Boston timberland investment management firm, for about $1.7 billion. Upon the completion of the sale, each of TimberStar, MSD Capital, L.P., York Capital Management, LLC, its affiliate York Select, L.P. and Perry Capital, LLC received a proportionate interest based on its ownership in the venture. TimberStar held a 46.67% interest in the venture, York Capital Management, LLC held a 3.2% interest in the venture and its affiliate York Select, L.P. held a 3.47% interest in the venture. Mr. Jeffrey Weber, one of our directors, is the president of York Capital Management, LLC.

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our board of directors that all transactions between our Company and a related party must be approved or ratified by at least a majority of the members of our board who have no financial or other interest in the transaction. A related party includes any director or executive officer or his or her immediate family members, or stockholders owning 5% of more of our outstanding stock.

        In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our board.

        If a related party transaction will be ongoing, our board may establish guidelines for our management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the board's guidelines.

        All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

OTHER MATTERS

When Are Shareholder Proposals Due for the 2010 Annual Meeting?

        Shareholder proposals intended to be presented at the annual meeting to be held in 2010 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary, and must be received by us no later than January 28, 2010, for inclusion in the 2010 proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us by (1) directing your written request to: iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, New York 10036, Attn: Investor Relations or (2) contacting our Investor Relations department at (212) 930-9400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact us as specified above.

Are There Any Other Matters Coming Before the 2009 Annual Meeting?

        Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.

        The Company urges you to authorize a proxy to vote your shares by completing, signing, dating and returning the accompanying proxy card in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

Availability of Annual Report on Form 10-K

        Our 2008 Annual Report to Shareholders, including our audited financial statements as of and for the year ended December 31, 2008, is being mailed to our shareholders with this proxy statement. (The 2008 Annual Report, however, is not part of the proxy solicitation material.) A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, without exhibits, may be obtained, without charge, by writing to us at iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.istarfinancial.com.

                      By Order of the Board of Directors

                      Geoffrey M. Dugan
                       General Counsel, Corporate and Secretary
                      New York, NY
                      April 23, 2009

 EXHIBIT A

iSTAR FINANCIAL INC.

2009 LONG-TERM INCENTIVE PLAN

        iStar Financial, Inc., a Maryland corporation, wishes to attract officers, key employees, Directors, consultants and advisers to the Company and its Subsidiaries and induce officers, key employees, Directors, consultants and advisers to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company's business more successful whether directly or through its Subsidiaries. In furtherance thereof, the iStar Financial, Inc. 2009 Long-Term Incentive Plan is designed to provide equity-based and cash-based incentives to officers, key employees, Directors, consultants and advisers of the Company, its Subsidiaries and certain of its affiliates. Awards under the Plan may be made to selected officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other forms of equity-based compensation, or cash-based compensation.

        1.    Definitions.

        Whenever used herein, the following terms shall have the meanings set forth below:

        "Award," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other Awards as contemplated herein.

        "Award Agreement" means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

        "Board" means the Board of Directors of the Company.

        "Cause" means, unless otherwise provided in the Participant's Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement of the Company's funds or other assets or other acts deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Company; (v) material violation of any statutory or common law duty of loyalty to the Company; (vi) a material breach of the Participant's employment agreement (if any) with the Company or its Subsidiaries or its affiliates (subject to any cure period therein provided); (vii) willfully and repeatedly refusing to perform or substantially disregarding the duties properly assigned to the Participant by the Company (other than as a result of Disability); (viii) any significant activities materially harmful to the reputation of the Company or its Subsidiaries or its affiliates; or (ix) repeated failure to devote substantially all of Participant's business time and efforts to the Company if required by Participant's employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, "Cause" shall at that time have such meaning as may be specified in such employment agreement.

        "Change in Control" means the happening of any of the following:

          (i)    the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of the Rule 13d-3 promulgated under the Exchange Act, of 51% or more of either (A) the then outstanding Shares, (collectively, the "Outstanding Shares") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition by the Company; (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company or (3) any acquisition by any corporation or trust pursuant to a transaction which complies with clause (A), (B) or (C) of subsection (iii) of this definition;

          (ii)   individuals who, as of the Effective Date constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the Effective Date whose election or nomination for election by the Company's shareholders was approved (other than in connection with a material transaction relating to the Company or its assets or the Shares or the Class B Shares of the Company) by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (iii)  consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of beneficial interest or common stock, and the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors, as the case may be, of the trust or corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities as the case may be); (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any trust or corporation controlled by the Company, the trust or corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33 1/3% or more of the Outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of beneficial interest or common stock of the trust or corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors; or (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of Directors or directors of the trust or corporation resulting from such Corporate Transaction; or

          (iv)  approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Committee" means the committee appointed by the Board under Section 3.

        "Common Stock" means the Company's common stock, par value $.001 per share, either currently existing or authorized hereafter.

        "Company" means iStar Financial, Inc., a Maryland corporation.

        "Director" means a non-employee director of the Company or its Subsidiaries.

        "Disability" means, unless otherwise provided by the Committee in the Participant's Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

        "Dividend Equivalent Right" means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

        "Effective Date" means May 27, 2009.

        "Eligible Person" means an officer, Director, key employee, consultant or adviser of the Company or its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company, its Subsidiaries or certain of its affiliates.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" per Share as of a particular date means the closing transaction price of a Share as reported in the New York Stock Exchange on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Committee by whatever means or method as to which the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Notwithstanding the foregoing, with respect to any "stock right" within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the "fair market value" of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(iv).

        "Grantee" means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other Awards (other than an Option) as may be granted pursuant to Section 9.

        "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

        "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

        "Optionee" means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

        "Option Price" means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

        "Participant" means a Grantee or Optionee.

        "Performance Goals" have the meaning set forth in Section 10.

        "Performance Period" means any period designated by the Committee for which the Performance Criteria (as defined in Exhibit A) shall be calculated; provided however, that Performance Period shall be the five-year period commencing on the Effective Date unless otherwise designated by the Committee.

        "Permanent and Total Disability" means the "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

        "Phantom Share" means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

        "Phantom Share Value," per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

        "Plan" means the Company's 2009 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.

        "Prior Plan" means the Company's 1996 Long-Term Incentive Plan, as amended and restated as of April 7, 2005.

        "REIT Requirements" means the requirements to qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder.

        "Restricted Stock" means an award of Shares that are subject to restrictions hereunder.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Settlement Date" means the date determined under Section 7.4(c).

        "Shares" means shares of Common Stock of the Company.

        "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code, any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

        "Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

        "Termination of Service" means a Participant's termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, Director or consultant, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, Termination of Service shall be interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

        2.    Effective Date and Termination of Plan.

        The effective date of the Plan is May 27, 2009. The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

        3.    Administration of Plan.

        (a)   The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as "outside directors" for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

        (b)   Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. Notwithstanding the foregoing, to the extent permitted by applicable law, and other than with respect to Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to the Chief Executive Officer of the Company, the Committee may delegate all are part of its authority and duties with respect to Awards issued under the Plan to the Chief Executive Officer.

        (c)   The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under New York law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

        4.    Shares and Units Subject to the Plan.

          4.1    In General.

          (a)   Subject to adjustments as provided in Section 14, the total number of Shares that may be issued (or deemed issued under cash-based Awards) pursuant to Awards granted under the Plan, in the aggregate, may not exceed 8,000,000. Notwithstanding the foregoing, an additional 500,000 shares may be made available for awards under the 2009 Plan, but only to the extent that any awards granted under the Prior Plan (as defined in the 2009 Plan) are forfeited or cancelled, or expire, or are settled in cash, including the settlement of tax withholding obligations using shares. With respect to any Participant to whom Awards are intended to be exempt from the limitations set forth in Section 162(m) of the Code, the maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 4,000,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable or otherwise not made available for payment under the Plan may again be made the subject of Awards under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or cancelled, expires or is settled in cash, including the settlement of tax-withholding obligations using Shares, shall be deemed not to have been issued for purposes of determining the maximum number of Shares available for delivery under the Plan. If any Option is exercised by delivery of Shares to the Company as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares delivered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under the Plan. This Section 4.1(a) shall apply to the Share limit imposed to conform to Section 422(b)(1) of the Code (and the regulations issued thereunder) only to the extent consistent with applicable regulations relating to Incentive Stock Options.

          (b)   Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

          (c)   Notwithstanding any provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Company would not satisfy the REIT Requirements in any respect.

          4.2    Options.

        Subject to adjustments pursuant to Section 14, and subject to Section 4.1(a), Incentive Stock Options with respect to an aggregate of no more than 4,000,000 Shares may be granted under the Plan. Subject to adjustments pursuant to Section 14, and with respect to any Participant to whom Options are intended to be exempt from the limitations set forth in Section 162(m) of the Code, in no event may any Optionee receive Options for more than 4,000,000 Shares in any one year.

        5.    Provisions Applicable to Stock Options.

          5.1    Grant of Option.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that

Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

          5.2    Option Price.

        The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. Unless otherwise permitted by the Committee, the Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

          5.3    Period of Option and Vesting.

          (a)   Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

          (b)   Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

          5.4    Exercisability Upon and After Termination of Optionee.

          (a)   Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death, or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a). If the Optionee should die during the three-month period after a Termination of Service for any reason other than Disability or Cause, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

          (b)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a). If the Optionee should die during the one-year period following a Termination of Service due to Disability, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is one year from the date of death of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

          (c)   Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

          5.5    Exercise of Options.

          (a)   Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

          (b)   Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

          (c)   Notwithstanding any other provision of this Section 5, in the event of a Change in Control, Option shall become immediately exercisable for the full amount of Shares subject thereto and shall be exercisable until expiration of the term of such Option.

          5.6    Payment.

          (a)   The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

            (i)    cash or a certified or bank cashier's check;

            (ii)   shares of previously owned Common Stock, which have been previously owned for more than six months or which were purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

            (iii)  cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise;

            (iv)  a combination of (i) and (ii);

            (v)   subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

            (vi)  if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

            (vii) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

          (b)   Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

          (c)   No Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee's exercise that is accepted by the Company shall be paid in cash.

          5.7    Stock Appreciation Rights.

        The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

          5.8    Exercise by Successors.

        An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

          5.9    Nontransferability of Option.

        Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his or her death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

          5.10    Deferral.

        The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

          5.11    Certain Incentive Stock Option Provisions.

          (a)   The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

          (b)   If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

          (c)   The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

          (d)   Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death or Permanent and Total Disability, then no exercise of an Incentive Stock Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Incentive Stock Option as provided under Section 5.3(a); provided that, if the Optionee should die during the one-year period following a Termination of Service due to Permanent and Total Disability or if the Optionee should die during the three-month period following a Termination of Service for any reason other than Permanent and Total Disability or Cause, but while the Incentive Stock Option is still in effect, the Incentive Stock Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of the Optionee, or (ii) the date on which the term of the Incentive Stock Option expires in accordance with Section 5.3(a).

          (e)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Permanent and Total Disability, the Incentive Stock Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

          (f)    Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee's Incentive Stock Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

        6.    Provisions Applicable to Restricted Stock.

          6.1    Grant of Restricted Stock.

          (a)   In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

          (b)   Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

          6.2    Certificates.

          (a)   Unless otherwise provided by the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. The certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE iSTAR FINANCIAL, INC. 2009 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND iSTAR FINANCIAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF iSTAR FINANCIAL, INC. AT 1114 AVENUE OF THE AMERICAS, 27TH FLOOR, NEW YORK, NEW YORK 10036.

          (b)   The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee may have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3.

          6.3    Restrictions and Conditions.

        Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

            (i)  Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

           (ii)  Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends; provided, however that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

          (iii)  Except as otherwise provided in the applicable Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for any reason other than death or Disability during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

          (iv)  Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

        7.    Provisions Applicable to Phantom Shares.

          7.1    Grant of Phantom Shares.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

          7.2    Term.

        The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

          7.3    Vesting.

          (a)   Subject to the provisions of the Award Agreements and Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

          (b)   Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

            (i)    Subject to the provisions of the Award Agreement and clause (ii) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, all of the Grantee's Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

            (ii)   Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

            (iii)  Other than as provided in this Section 7.3, in the event that a Grantee has a Termination of Service, any and all of the Grantee's Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Participant's vested Phantom Shares shall be settled as set forth in Section 7.4.

          7.4    Settlement of Phantom Shares.

          (a)   Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

          (b)   Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee's Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

          (c)   (i)    Unless otherwise provided in the applicable Award Agreement, the "Settlement Date" with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee's Termination of Service, or such other time as may be permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

            (ii)   Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

            (iii)  Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee's death.

          (d)   Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

          (e)   Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an "Unforeseeable Emergency." For these purposes, an "Unforeseeable Emergency," as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or "dependent," as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

            (i)    through reimbursement or compensation by insurance or otherwise,

            (ii)   by liquidation of the Grantee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

            (iii)  by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

        Without limitation, the need to send a Grantee's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

          7.5    Other Phantom Share Provisions.

          (a)   Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

          (b)   A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

          (c)   The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

          (d)   Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

          (e)   No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

          7.6    Claims Procedures.

          (a)   To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his or her beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

            (i)    approve the claim and take appropriate steps for satisfaction of the claim; or

            (ii)   if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

          (b)   The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

        8.    Provisions Applicable to Dividend Equivalent Rights.

          8.1    Grant of Dividend Equivalent Rights.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

          8.2    Certain Terms.

          (a)   The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

          (b)   Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

          (c)   Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

          (d)   The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

          8.3    Other Types of Dividend Equivalent Rights.

        The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

          8.4    Deferral.

        The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

        9.    Other Awards.

        The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Other Awards shall also include cash payments (including the cash payment of Dividend Equivalent Rights) under the Plan having such terms and conditions as the Committee may determine. Such cash payments may be based on one or more criteria determined by the Committee which are unrelated to the value of Shares and which may be granted in tandem with, or independent of, other Awards under the Plan.

        10.    Performance Goals.

        The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"), (i) establish one or more performance goals ("Performance Goals") as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

        11.    Tax Withholding.

          11.1    In General.

        The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

          11.2    Share Withholding.

          (a)   Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned whole Shares (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

          (b)   Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

          (c)   Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

          11.3    Withholding Required.

        Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

        An Award Agreement may provide that the Participant may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole Shares) (which such Participant has held for at least six months prior to the delivery of such Shares or which such Participant purchased on the open market and for which such Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the "Tax Date"), equal to the amount necessary to satisfy any such obligation (C) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Award Agreement; provided however, that the Committee shall have the sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Award Agreement may provide for Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant's maximum marginal tax rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

        12.    Regulations and Approvals.

          (a)   The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (b)   The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

          (c)   Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

          (d)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

          (e)   Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

        13.    Interpretation and Amendments; Other Rules.

        The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights, or other Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. Notwithstanding any provision in the Plan to the contrary, no Option or stock appreciation right (granted pursuant to Section 5.7) issued under the Plan may be amended to reduce the Option Price or the exercise price of such stock appreciation right below the Option Price or exercise price as of the date the Option or stock appreciation right was granted. In addition, no Option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, stock appreciation right or other Award having a lower exercise price. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

        14.    Changes in Capital Structure.

          (a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

          (x)   the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

          (y)   the Committee shall take any such action as in its discretion shall be necessary to maintain each Optionees' rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

          (b)   Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

          (c)   If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

          (d)   If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

          (e)   The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

        15.    Miscellaneous.

          15.1    No Rights to Employment or Other Service.    Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

          15.2    No Fiduciary Relationship.

        Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

          15.3    Compliance With Section 409A Of The Code.

          (a)   Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements thereof.

          (b)   With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company's stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee's Termination of Service.

          (c)   Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

          15.4    No Fund Created.

        Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee's right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

          15.5    Notices.

        All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

          15.6    Exculpation and Indemnification.

        The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, except in circumstances involving bad faith.

          15.7    Captions.

        The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

          15.8    Governing Law.

        THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

 EXHIBIT A

PERFORMANCE CRITERIA

        Performance-Based Awards intended to qualify as "performance-based" compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

        "Performance Criteria" means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

    (i)
    pre-tax income,

    (ii)
    after-tax income,

    (iii)
    net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

    (iv)
    operating income,

    (v)
    cash flow,

    (vi)
    earnings per share,

    (vii)
    return on equity,

    (viii)
    return on invested capital or assets,

    (ix)
    cash and/or funds available for distribution,

    (x)
    appreciation in the fair market value of the Common Stock,

    (xi)
    return on investment,

    (xii)
    shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan).

    (xiii)
    net earnings growth,

    (xiv)
    stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

    (xv)
    related return ratios,

    (xvi)
    increase in revenues,

    (xvii)
    net earnings,

    (xviii)
    changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock,

    (xix)
    number of securities sold,

    (xx)
    earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period,

    (xxi)
    total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period),

    (xxii)
    the Company's published ranking against its peer group of real estate investment trusts based on total shareholder return, and

    (xxiii)
    funds from operations.

        Performance Goals may be absolute amounts or percentages of amounts, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.

        Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles ("GAAP") and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

        To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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Electronic Voting Instructions

You can authorize your proxy by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to authorize your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2009.

Authorize your proxy by Internet

• Log on to the Internet and go to www.investorvote.com/sfl

• Follow the steps outlined on the secured website.

Authorize your proxy by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example, Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Jay Sugarman	☐	☐	02 - Glenn R. August	☐	☐	03 - Robert W. Holman, Jr.	☐	☐

04 - Robin Josephs	☐	☐	05 - John G. McDonald	☐	☐	06 - George R. Puskar	☐	☐

07 - Dale Anne Reiss	☐	☐	08 - Jeffrey A. Weber	☐	☐

	For	Against	Abstain

2. Approval of iStar Financial Inc. 2009 Long-Term Incentive Plan.	☐	☐	☐

3. Approval of performance-based retention award to CEO.	☐	☐	☐

	For	Against	Abstain

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2009.	☐	☐	☐

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the annual meeting, or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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<STOCK#>	011QHB

IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — iStar Financial Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

iSTAR FINANCIAL INC.

1114 AVENUE OF THE AMERICAS, 39TH FLOOR

NEW YORK, NEW YORK 10036

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009. TO AUTHORIZE A PROXY TO VOTE YOUR SHARES AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC., SIGN AND DATE THE REVERSE SINE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of shares of common stock and/or 8.00% Series D cumulative redeemable preferred stock of iStar Financial Inc., a Maryland corporation (the “Company”), hereby appoints Jay Sugarman and Jay S. Nydick, or either of them, with full power of substitution in each, to attend and to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 27, 2009 at 9:00 a.m., local time, at The Harvard Club of New York City, 35 West 44th Street, New York, New York, 10036, and at any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given with respect to such meeting. Capitalized terms not otherwise defined have the meanings given in the proxy statement to which this proxy relates.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the notice if annual meeting of shareholders and proxy statement (the terms of each of which are incorporated by reference herein).

PLEASE VOTE, DATE AND SIGN IS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return all cards in the enclosed envelope.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
INTRODUCTION TO PROPOSALS 2 AND 3: APPROVAL OF 2009 LONG-TERM INCENTIVE PLAN AND PERFORMANCE-BASED RETENTION AWARD FOR CHAIRMAN AND CHIEF EXECUTIVE OFFICER
PROPOSAL 2: APPROVAL OF iSTAR FINANCIAL INC. 2009 LONG-TERM INCENTIVE PLAN
PROPOSAL 3: APPROVAL OF PERFORMANCE-BASED RETENTION AWARD FOR CHAIRMAN AND CHIEF EXECUTIVE OFFICER
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END
DIRECTOR COMPENSATION
INDEMNIFICATION
ACCOUNTING FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  EXHIBIT A
EXHIBIT A PERFORMANCE CRITERIA